Exhibit 10.6

Washington Real Estate Investment Trust

SHOPPING CENTER LEASE

BY AND BETWEEN

Washington Real Estate Investment Trust

as Landlord

and

Sykesville Federal Savings Association

as Tenant

1

ATTACHMENTS:

EXHIBIT A. SITE PLAN

EXHIBIT B. LANDLORD’S WORK-AS IS

EXHIBIT C. MEMORANDUM OF LEASE COMMENCEMENT DATE

2

WASHINGTON REAL ESTATE INVESTMENT TRUST

SHOPPING CENTER LEASE

THIS AGREEMENT OF LEASE is made this 6 day of April, 2010 by and between Washington Real Estate Investment Trust, (“Landlord”), and Sykesville Federal Savings Association (“Tenant”).

WITNESSETH:

ARTICLE I. PREMISES

1.1. Landlord, for and in consideration of the rents, covenants and agreements hereinafter reserved, mentioned and contained on the part of Tenant, its successors and assigns, to be paid, kept, observed and performed, by these presents does hereby lease, rent, let and demise unto Tenant, and Tenant does hereby take and hire, upon and subject to the terms, provisions, covenants, conditions and limitations hereof, the premises known as # 29, Route 140 and Englar Road, Westminster, Maryland 21157, County of Carroll, State of Maryland, and shown outlined in red on the plan attached hereto as Exhibit A and made a part hereof, being a retail store hereby deemed to contain approximately 1,537 square feet of gross leasable area (“Premises”), and being a part of the Westminster Shopping Center (“Shopping Center”). If Tenant fails to notify Landlord, by September 1, 2010, of Tenant’s architect’s certification of the total number of leasable square feet in the Premises, then the leasable square feet shall be as stated above. In the event Tenant’s architect and Landlord’s architect disagree on the total number of leasable square feet in the Premises, Landlord and Tenant shall designate a third architect, acceptable to both Landlord and Tenant, to determine the total number of leasable square feet in the Premises and the determination of the third architect shall be binding on both Landlord and Tenant. The cost of such third architect’s services shall be borne equally by both Landlord and Tenant. Should a variance be determined to exist between Landlord’s square footage calculation for the Premises and the square footage calculation determined by Tenant (or the third architect, as applicable), then the Fixed Minimum Rent and Tenant’s Common Area Costs Percentage and Tenant’s percentage share of real estate taxes shall be adjusted to reflect such revised square footage calculation, and Landlord and Tenant shall execute an amendment to Lease to reflect all such revised calculations.

1.2. Tenant’s use and occupancy of the Premises shall include the non-exclusive right, in common with Landlord and all others to whom Landlord has or may hereafter grant rights, to use and permit its customers to use such Common Areas (as defined in Section 8.1 hereof) within the Shopping Center (including, but not limited to the parking areas, driveways, truckways, delivery passages, truck loading areas, access and egress roads, walkways, sidewalks and landscaped and planted areas), as Landlord shall from time to time deem appropriate, but such rights shall always be subject to the terms and conditions of this Lease, to the rules and regulations for the use thereof from time to time promulgated by Landlord pursuant to ARTICLE XL hereof, and the rights of Landlord to designate and change, modify or eliminate, from time to time, the Common Areas and facilities so to be used pursuant to ARTICLE VIII hereof. The Common Areas shall not be used for solicitation purposes, distribution of handbills or other advertising material, demonstrations, or any other activities that would, in Landlord’s judgment, interfere with the use of such Common Areas or with the conduct of business within the Shopping Center or with the rights of any tenants of the Shopping Center. Landlord may, from time to time, designate portions of the parking areas for use by Tenant, its employees, agents, customers and guests so as to effectively and efficiently allocate the parking spaces among all users of the Shopping Center. Tenant, its employees, agents, customers and guests shall use only those portions of the parking areas so designated by Landlord and in accordance with the terms of Section 40.1(e) hereof.

ARTICLE II. TERM

2.1. The lease term (“Term”) shall commence on the date Landlord delivers possession of the Premises to Tenant (“Lease Commencement Date”). The (“Term”) shall be for approximately five (5) years and zero (0) months from the Rent Commencement Date, as hereinafter defined. The date the Term expires shall be August 31, 2015 (“Lease Expiration Date”). It is presently anticipated the Premises will be delivered to Tenant on or about March 15, 2010 (“Anticipated Possession Date”).

2.2. Regulatory Approval. Notwithstanding anything to the contrary contained in this Lease, this Lease is subject to receipt by Tenant of all required regulatory approvals to establish a full service branch banking office in the Premises; provided, however, that if such approval is not obtained within six (6) months from the Lease Commencement Date, and Tenant shall provide written notice to Landlord of its inability to obtain such approval, the Term of this Lease shall cease and determine and Landlord shall return all advanced rent or security deposits required paid to Landlord by Tenant as required by this Lease, unless Tenant shall pay to Landlord an amount equivalent to the Fixed Minimum Rent hereinafter specified for the further period of six (6) months; and provided, further, that if such approvals are not obtained within said additional period of six (6) months, and Tenant shall provide written notice to Landlord of its inability to obtain such approvals, then and in such event this Lease shall absolutely cease and determine and both Landlord and Tenant shall be released and discharged of any and all liability to each other, except that Tenant shall reimburse Landlord for all unamortized transaction costs including, but not limited to, brokers’ commissions and rental abatement. Tenant agrees to use all commercially reasonable efforts to obtain such approval. This provision shall in no way affect the Rent Commencement Date as defined hereinabove. Tenant agrees to file application with the appropriate regulatory agencies on or before April 1, 2010.

2.3. If Landlord is unable to give possession of the Premises on or about the Anticipated Possession Date by reason of the holding over or retention of possession of any tenant or occupant, or if repairs, improvements or decorations to the Premises, or to the building of which the Premises form a part (“Building”) are not completed, or for any other reason, Landlord shall not be subject to any liability for the failure to give possession on the Anticipated Possession Date and no such failure to give possession on the Anticipated Occupancy Date shall in any other respect affect the validity of this Lease or the obligations of Tenant hereunder, nor shall the same be construed in any way to extend the Term of this Lease. If permission is given to Tenant to possess the Premises prior to the Lease Commencement Date, Tenant covenants and agrees mat such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this Lease.

2.4. Promptly after the Lease Commencement Date and the Rent Commencement Date are ascertained, Landlord and Tenant shall execute a certificate substantially in the form of Exhibit C attached hereto and incorporated herein for all purposes affirming the Lease Commencement Date, the Rent Commencement Date and the Lease Expiration Date.

ARTICLE III. RENT

3.1. Tenant covenants and agrees to pay to Landlord, or its designee, at Washington Real Estate Investment Trust. P.O. Box 79555, Baltimore, Maryland, 21279-0555 without notice or demand and without abatement, deduction or setoff, in funds drawn on a member bank of the Federal Reserve System, Fifth District. In the event any check is returned by Tenant’s bank, or in the event Tenant fails to make any payment of rent on such payment’s due date, Landlord shall have the right, at Landlord’s option, to require any or all subsequent payments be made by certified funds or cashier’s check.

3.2. Fixed Minimum Rent: Tenant shall pay in advance, on the first day of each calendar month, annual fixed minimum rent of Forty-Two Thousand Two Hundred Sixty-Seven and 50/100 Dollars ($42,267.50) (“Fixed Minimum Rent”) for the first Lease Year in equal monthly installments in the amount of Three Thousand Five Hundred Twenty-Two and 29/100 Dollars ($3,522.29). Such Fixed Minimum Rent (and the monthly installments thereof) shall be adjusted annually pursuant to Section 3.3 hereof. The first payment shall be made upon the execution of this Lease by Tenant, and the second and subsequent monthly payments shall be made on the first day of each and every calendar month (beginning with the second month) from and after the Rent Commencement Date. The date (“Rent Commencement Date”) upon which Tenant shall commence the payment of Fixed Minimum Rent shall be the earlier of: (1) September 1, 2010 or (2) upon substantial completion of the Premises. If the Rent Commencement Date begins on a day other than the first day of a month, the Fixed Minimum Rent from such date until the first day of the next month shall be prorated on the basis of the actual number of days in such month and shall be payable in advance.

3.3. Rent Escalation: On the first day of the second Lease Year and on the first day of every Lease Year thereafter during the Term, the Fixed Minimum Rent shall be increased by two and 00/100 percent (2%) of the preceding Lease Year’s Fixed Minimum Rent.

3.4. The term “Lease Year” shall mean each period of twelve (12) consecutive calendar months commencing on the Lease Commencement Date, except that if the Lease Commencement Date is not the first day of a month, then the first Lease Year shall commence on the Lease Commencement Date and shall continue for the balance of the month in which the Lease Commencement Date occurs, and for a period of twelve (12) calendar months thereafter and subsequent Lease Years shall commence on the day following the last day of the preceding Lease Year. The term “Partial Lease Year” shall mean any period of less than twelve (12) calendar months during the last Lease Year of the Lease if the Lease Expiration Date occurs prior to the end of a full Lease Year.

3.5. Common Area Costs:

(a) During each calendar year or portion thereof included in the Term and any renewal thereof, commencing on the Rent Commencement Date, Tenant shall pay to Landlord, as additional rent, Tenant’s Proportionate Share of Common Area Costs. Tenant’s Proportionate Share of Common Area Costs (“Tenant’s Proportionate Share”) shall equal Tenant’s Common Area Costs Percentage times the annual Common Area Costs of the Shopping Center. Tenant’s Common Area Costs Percentage is one and

07/100 percent (1.07%) which percentage represents the ratio of the approximate gross leasable area of the Premises to the total approximate gross leasable area of the Shopping Center. In the event that the gross leasable area of the Shopping Center or the Premises is increased or decreased, the Tenant’s Common Area Costs Percentage shall be recalculated and adjusted. Tenant’s percentage share of Common Area Costs shall be the percentage set forth above, except as follows: If any space in the Shopping Center is leased to a tenant who is separately responsible for paying the cost of a service that would otherwise be included in Common Area Costs, the leasable area of such tenant’s space shall be excluded from the leasable area of the Shopping Center for the purpose of determining Tenant’s percentage share of the balance of the cost of such services. Additionally, if any space in the Shopping Center is leased to a tenant who creates an exemption from any category of Common Area Costs so as to reduce the Shopping Center’s total cost of the same proportion to that tenant’s leasable area, then the leasable area of such tenant’s space shall be excluded from the leasable area of the Shopping Center for the purpose of determining Tenant’s percentage share of such category of Common Area Costs.

(b) As used in Section 3.5(a) above, the term “Common Area Costs” shall mean all the costs and expenses of every kind and nature paid or incurred by Landlord in each calendar year in operating, managing, cleaning, protecting, equipping, lighting, repairing, replacing and maintaining all Common Areas in the Shopping Center. Such costs and expenses shall include, without limitation (including appropriate reserves), (1) the cost of maintaining, repairing or replacing all service pipes, electric, gas, and water lines and sewer mains leading to and from the Premises and other premises in the Shopping Center; (2) gas, electricity, water, sanitary sewer, storm sewer and other utility charges (including surcharges of every type and nature for services provided to the Common Areas incurred in operating the Shopping Center); (3) all costs incurred in painting (including painting of exterior walls), gardening, landscaping, and for traffic control; (4) the cost of public liability insurance, property damage insurance, and all other insurance coverage carried by Landlord for all land and improvements comprising the Shopping Center (including worker’s compensation and fidelity bonds); (5) all costs for repairs, maintenance and improvements including but not limited to, roof repairs, maintenance and replacement; sidewalk and street repair, maintenance and replacement; sign repair and maintenance; line painting and striping; lighting; decorations; sanitary and drainage control; public address system; security systems; cleaning; removal of snow, trash and rubbish; and depreciation on machinery and equipment used in such improvements, maintenance or repair; (6) costs of personnel, if any, to direct parking and to provide security for the Common Areas and facilities, management fees and personnel costs, including, but not limited to salaries, wages, fringe benefits and other direct or indirect costs of engineers, superintendents, watchmen, security, porters and other Shopping Center personnel, costs of service and maintenance contracts; (7) depreciation (on a straight line basis) of all capital expenditures made by Landlord to the extent such capital expenditures are made with the intention to reduce Common Area Costs or comply with any governmental law, order, requirement or regulation; and (8) Landlord’s administrative costs and overhead costs in an amount, in the aggregate, equal to five percent (5%) of the total of all other Common Area Costs. For purposes of this Section 3.5, the term “Shopping Center” shall include the Land (as defined in Section 3.6).

(c) Upon the Lease Commencement Date and thereafter at the beginning of each calendar year, Landlord shall submit to Tenant a statement of Landlord’s estimate on an annual basis of the Common Area Costs. Within thirty (30) days after delivery of such statement, Tenant shall pay to Landlord, as additional rent, an amount equal to one-twelfth (l/12th) of the amount determined to be Tenant’s Proportionate Share. In case such estimate is submitted during the calendar year, Tenant shall (i) include with the next monthly installment of Fixed Minimum Rent a lump sum payment to Landlord equal to one-twelfth (l/12th) of Tenant’s Proportionate Share multiplied by the number of months in such calendar year that will have elapsed prior to the first month the payment required by clause (ii) hereof is due and (ii) begin paying to Landlord monthly, as additional rent, due and payable on the first day of each month, an amount equal to one-twelfth (1/12th) of Tenant’s Proportionate Share. As soon as practicable after the expiration of each calendar year, Landlord shall submit to Tenant a statement showing the determination of the total Common Area Costs and Tenant’s Proportionate Share. However, Landlord’s failure to provide any statement within the time specified shall in no way excuse Tenant from its obligation to pay its proportionate share or constitute a waiver of Landlord’s right to bill and collect such proportionate share. If such statement shows that Tenant’s monthly payments pursuant to this Section exceeded Tenant’s Proportionate Share of the actual expenses incurred for the preceding calendar year, then the excess shall be credited towards any amounts then due Landlord or accruing thereafter and if no amounts are due Landlord or will accrue thereafter, then such excess shall be refunded to Tenant. If such statement shows that Tenant’s Proportionate Share of Landlord’s actual Common Area Costs exceeded Tenant’s monthly payments for the preceding calendar year, the deficiency shall be paid by Tenant within fifteen (15) days after the submission of such statement.

(d) If the Lease Commencement Date or the Lease Expiration Date is a day other than the first day or last day of a calendar year, respectively, then Tenant’s liability for its Proportionate Share of Common Area Costs incurred during such calendar year shall be apportioned by multiplying the amount of Tenant’s liability therefor for the full calendar year by a fraction, the numerator of which is the number of days during such calendar year falling within the Term, and the denominator of which is 365. Tenant’s liability for payment of its Proportionate Share of Common Area Costs as aforesaid shall survive expiration or termination of this Lease.

3.6. Real Estate Taxes

(a) Commencing on the Rent Commencement Date, Tenant shall reimburse Landlord, as additional rent, and in the manner hereinafter provided, that portion of all real estate taxes equal to the product obtained by multiplying such real estate taxes by the Tenant’s Common Area Costs Percentage. Tenant’s percentage share of real estate taxes shall be deemed to be one and 07/100 percent (1.07%), being the ratio of the approximate gross leasable area of the Premises to the approximate gross leasable area of the Shopping Center, except as follows: In the event the leasable area of the Shopping Center is increased or decreased, the Tenant’s percentage share of real estate taxes should be recalculated and adjusted. If any space in the Shopping Center is leased to a tenant who creates an exemption from real estate taxes so as to reduce the Shopping Center’s total cost of the same in proportion to that tenant’s leasable area, then the leasable area of such tenant’s space shall be excluded from the leasable area of the Shopping Center for the purpose of determining Tenant’s percentage share of real property taxes. Tenant shall pay to Landlord monthly, in advance, on the first day of each calendar month, one-twelfth (1/12th) of the estimated charge for its proportionate share of real estate taxes. Such monthly estimated charge may be adjusted and revised by Landlord as of the end of each calendar year or partial calendar year included in the Term. The term “real estate taxes” shall mean (i) all real estate taxes, including general and special assessments, if any, which are imposed upon Landlord or assessed against the Shopping Center and/or the land on which the Shopping Center is located (“Land”) during any calendar year, and (ii) any other present or future taxes or governmental charges that are imposed upon Landlord or assessed against the Shopping Center and/or the Land during any calendar year which are in the nature of, in addition to or in substitution for real estate taxes, including, without limitation, any license fees, tax measured by or imposed upon rents, or other tax or charge upon Landlord’s business of leasing the Shopping Center, but shall not include any federal, state or local income tax. Any reasonable expense incurred by Landlord (including attorneys’ fees) in contesting any real estate tax increase shall be included as an item of real estate taxes for the purpose of computing additional rent due Landlord. Landlord, however, shall have no obligation to contest any real estate tax increase. If Landlord takes advantage of any provisions allowing any assessment to be paid in installments, Tenant shall be obligated to pay only its proportionate share of each such installment.

(b) Following the end of each calendar year or partial calendar year included in the Term, Landlord shall submit to Tenant a statement in reasonable detail of the actual real estate taxes for the immediately preceding fiscal tax year or partial calendar year on an accrual basis and the figures used for computing Tenant’s proportionate share of real estate taxes. However, Landlord’s failure to provide any statement within the time specified shall in no way excuse Tenant from its obligation to pay its proportionate share or constitute a waiver of Landlord’s right to bill and collect such proportionate share. If Tenant’s proportionate share of real estate taxes is less than the amount paid by Tenant for such period, the excess deficiency shall be credited towards any amounts then due Landlord or accruing thereafter and if no amounts are due Landlord or will accrue thereafter, then such balance owed shall be refunded to Tenant. If Tenant’s proportionate share of real estate taxes is more than the amount paid by Tenant for such period, then Tenant shall pay the balance due within fifteen (15) days after the submission of such statement. Any real estate taxes for a real estate calendar year, a part of which is included within the period in question for the above computation and a part of which is not so included, shall be apportioned on the basis of the number of days in the real estate calendar year included in the period in question for the purpose of making the above computation, and the real estate calendar year for any improvement assessment will be deemed to be the one-year period commencing on the date when such assessment is due, except that if any improvement assessment is payable in installments, the real estate calendar year for each installment will be deemed to be the one-year period commencing on the date when such installment is due.

(c) If the Term commences or expires on a day other than the first day or last day of a calendar year, respectively, then Tenant’s liability for its proportionate share of real estate taxes incurred during such calendar year shall be apportioned by multiplying the amount of Tenant’s liability therefor for the full calendar year by a fraction, the numerator of which is the number of days during such calendar year falling within the Term, and the denominator of which is 365. Tenant’s liability for payment of its proportionate share of real estate taxes shall survive expiration or termination of this Lease.

(d) If some method or type of taxation shall replace the current method of assessment of real estate taxes, or the type thereof. Tenant agrees that Tenant shall pay an equitable share of the same computed in the fashion consistent with the method of computation provided in this ARTICLE III to the end that Tenant’s cost on account thereof shall be, to the maximum extent possible, the same as Tenant would bear under the foregoing Sections of this ARTICLE III.

3.7. All costs and expenses other than Fixed Minimum Rent which Tenant assumes or agrees to pay to Landlord pursuant to this Lease shall be deemed to be “additional rent” and, in the event of nonpayment thereof. Landlord shall have all the rights and remedies provided for in the case of nonpayment of rent, including assessment of interest and late fees. Fixed Minimum Rent and additional rent are sometimes referred to collectively herein as “rent”.

ARTICLE IV. SECURITY DEPOSIT

4.1. Tenant agrees to pay Landlord at the signing of this Lease Three Thousand Five Hundred Twenty-Two and 29/100 Dollars ($3,522.29) (“Security Deposit”) as security for compliance with the terms of this Lease. Upon the occurrence of any Event of Default by Tenant, Landlord may, from time to time in its sole discretion, without prejudice to any other remedy, use and apply the Security Deposit to the extent necessary to make good, any arrearages of rent and any other damage, injury, expense or liability suffered by Landlord by such Event of Default Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand as additional rent the amount so applied in order to restore the Security Deposit to its original amount. Within approximately forty-five (45) days after the Lease Expiration Date and after the Premises have been properly vacated and inspected and the keys returned to Landlord, then Landlord shall return said Security Deposit to Tenant, without interest, less such portion of the Security Deposit as Landlord shall have used to satisfy Tenant’s obligations under this Lease. If Landlord transfers the Security Deposit to any transferee of the Shopping Center or Landlord’s interest therein, then said transferee shall be liable to Tenant for the return of the Security Deposit, and Landlord shall be released from all liability for the return of the Security Deposit. The holder of any mortgage shall not be liable for the return of the Security Deposit unless such holder actually receives the Security Deposit If an Event of Default under this Lease shall occur more than two (2) times within any twelve month period, irrespective of whether or not such Event of Default is cured, then, without limiting Landlord’s other rights and remedies provided for in this Lease or at law or equity, the Security Deposit shall automatically be increased by an amount equal to the greater of: (a) three (3) times the original Security Deposit, or (b) three (3) months’ Fixed Minimum Rent, at the then current amount, which shall be paid by Tenant to Landlord within ten (10) days of Landlord’s demand therefor.

ARTICLE V. USE OF THE PREMISES AND OPERATION OF BUSINESS

5.1. Permitted Use: Tenant will use and occupy the Premises solely for the following express use(s) and purpose(s) and for no other use or purpose: the operation of a retail branch banking office consistent with the majority of Tenant’s other offices in the Baltimore Metropolitan Region (“Permitted Use”). Tenant shall not change or modify such Permitted Use in any manner whatsoever and shall not make any substantial change or modification in the method by, or in the manner in which Tenant conducts his business in the Premises without the prior written approval of Landlord which shall not be unreasonably withheld, conditioned or delayed. Tenant acknowledges and agrees that the Permitted Use of the Premises has been precisely defined to achieve a balanced and diversified group of tenants, merchandise and services at the Shopping Center. Accordingly, it is understood and agreed that without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Tenant shall not sell any products, offer any services or undertake any line of business that in each case is not in conformity with the Permitted Use of the Premises. Tenant shall pay to Landlord, as additional rent any additional costs incurred by Landlord as a result of Tenant’s Permitted Use or any other use or purpose of the Premises. Landlord acknowledges that operation of a retail bank branch by Tenant will not directly or materially compete with the use of any other tenant in the Shopping Center. Tenant will not use or occupy the Premises for any unlawful purpose or that would violate Tenant’s certificate of occupancy, or for any purpose that would constitute a nuisance or unreasonable annoyance to Landlord or any other tenants of the Shopping Center, and Tenant will comply with all present and future laws, ordinances, regulations, and orders of the United States of America, the state the Shopping Center is located, and any other public or quasi-public authority having jurisdiction over the Shopping Center. If required, and Landlord performs Alterations pursuant to Exhibit B of the Lease, Landlord shall obtain, at Tenant’s sole expense, any initial certificate of occupancy and/or any other permits, approvals, and licenses required at the time of the commencement of the Term. Otherwise, Tenant shall obtain, at Tenant’s sole expense, any initial certificate of occupancy and/or any other permits, approvals, and licenses required at the time of the commencement of the Term. Any amended or substitute certificate of occupancy necessitated by Tenant’s particular use of the Premises or any alterations made by Tenant in the Premises shall be obtained by Tenant at Tenant’s sole expense. Tenant shall keep current such certificates, permits, approvals, and licenses at Tenant’s own expense and shall promptly deliver a copy thereof to Landlord.

5.2. Provided this Lease is in full force and effect, there exists no Event of Default hereunder and Tenant is using and occupying the Premises for the Permitted Use under Tenant’s Trade Name, Landlord shall not permit any portion of the Shopping Center, other than the Premises, to be used by a bank or credit union (other than (i) pursuant to Landlord’s lease dated May 15, 2007 with Susquehanna Bank or any subsequent lease for such parcel or (ii) automatic teller machines located at a grocery store in the Shopping Center) Should Landlord permit any portion of the Shopping Center, other than the Premises, to be used by a bank or credit union in breach of the foregoing sentence. Tenant as its sole and exclusive remedy shall have the one-time right to terminate this Lease provided that Tenant first shall have sent Landlord written notice of the violation and Landlord shall have failed to cure such violation within sixty (60) days (“Cure Deadline”). If Landlord fails to cure such violation within the Cure Deadline, Tenant must elect to either (i) terminate this Lease, which shall be effective sixty (60) days from the date of Landlord’s receipt of the Election Notice (as defined below) or (ii) waive any claim of default against Landlord on account of this violation. Such election by Tenant must be made in writing (“Election Notice”) so long as the violation exists, and shall be delivered to Landlord within thirty (30) days after the Cure Deadline. If Tenant fails to timely make such election. Tenant shall be deemed to have elected to waive any claim of default against Landlord on account of this violation. Anything to the contrary notwithstanding, Tenant shall have no remedy for a violation of if (a) another tenant or occupant in the Shopping Center violates a provision of its lease or license agreement regarding its premises, which either does not permit or specifically prohibits a use that violates this provision; (b) Landlord provides notice of the lease or license agreement violation to such other tenant or occupant; and (c) Landlord commences an action (or arbitration, if required by such lease or license agreement) against such other tenant or occupant, and thereafter uses commercially reasonable efforts to enforce its rights under such lease or license agreement. Nothing contained herein shall require Landlord to appeal any adverse decision denying relief to Landlord.

5.3. Trade Name: Tenant will conduct business in the Premises in the trade name of Sykesville Federal Savings Association and has the right to change its trade or corporate name with notice to Landlord. Tenant has the right to convert to a state bank and/or convert to a capital stock organization with prior written notice to Landlord and such action shall not constitute an event of default hereunder.

5.4. Operation of Business: Tenant agrees (1) except as herein otherwise provided, to continuously and uninterruptedly occupy and use the entire Premises during the entire Term and any Renewal Term(s) for the uses herein specified (without consideration of the profitability of the business) and to conduct Tenant’s business therein in a reputable manner; (2) to remain open for business during all business days permissible for a bank to be open under applicable laws and regulations and during normal business hours, which will be determined by Tenant and may be modified from time to time by Tenant, however, Tenant hereby acknowledges, consents and agrees that any and/or all services, facilities and access by the public to the Premises and/or to the Shopping Center may be suspended in whole or in part during such times as such businesses are not customarily open for business, on legal holidays, on such other days as may be declared by local, state or federal authorities as days of observance, or during any periods of actual or threatened civil commotion, insurrection or other circumstances beyond Landlord’s control, when Landlord, in Landlord’s reasonable judgment, shall deem the suspension of such services, facilities and access necessary for the protection and/or preservation of persons and/or property; (3) to keep the display windows and signs, if any, well lighted during such hours and days as the Shopping Center is lighted by Landlord, including periods in addition to the business hours of Tenant, if in Landlord’s judgment such lighting is necessary or desirable; (4) to keep and maintain the Premises and Tenant’s personal property and signs therein or thereon and the exterior and interior portions of all windows, doors and all other glass or plate glass in a neat, clean, sanitary and safe condition and good repair, promptly replacing any glass that is broken or cracked; (5) to warehouse, store or stock in the Premises only such goods, wares and merchandise as Tenant intends to offer for sale at retail; (6) to apply for, secure, maintain and comply with all licenses or permits which may be required for the conduct by Tenant of the business herein permitted to be conducted in the Premises and to pay, if, as and when due, all license and permit fees and charges of a similar nature in connection therewith; (7) to use for office or other non-selling purposes only such space as is reasonably required for the conduct of Tenant’s business in the Premises and such office or other non-selling space shall not be used to perform any functions for any other store or business conducted by Tenant or by any other person or firm; (8) neither to solicit business nor to distribute advertising matter in the parking or other Common Areas or facilities of the Shopping Center except as permitted in writing by Landlord; (9) not to conduct any auction, distress, fire or bankruptcy sale or any going-out-of-business sale (whether real or fictitious); (10) not to represent or advertise that it regularly or customarily sells merchandise at manufacturer’s, distributor’s, wholesale, warehouse, discount, fire sale, bankruptcy sale or similar prices other than at retail, but nothing contained herein shall restrict Tenant from determining the selling price of its own merchandise or preclude the conducting of periodic seasonal, promotional or clearance sales; (11) not to conduct any catalogue, telephone or mail-order sales in or from the Premises except of merchandise permitted pursuant to Article V of this Lease; and (12) not to park or permit to be parked any of Tenant’s trucks, employee vehicles or any of Tenant’s delivery vehicles in the parking areas and not to load or unload, or permit to be loaded or unloaded, any trucks or delivery vehicles in any portion of the Shopping Center other than in places designated for such purposes by Landlord.

ARTICLE VI. ENVIRONMENTAL COVENANTS

6.1. The following environmental covenants shall apply:

(a) Tenant, its employees, agents, contractors and invitees shall, at Tenant’s own expense, comply with all Environmental Laws, as herein defined, in connection with its use and occupancy of the Premises or the Shopping Center and shall obtain, maintain and comply with all necessary environmental permits, approvals, registrations and licenses.

(b) Tenant, its employees, agents, contractors and invitees shall not use, generate, release, manufacture, treat, refine, produce, process, store, dump or dispose of any Hazardous Substance, as herein defined, on, under, or about the Premises, or any other portion of the Shopping Center, or transport to or from the Premises or any other portion of the Shopping Center any Hazardous Substances. Notwithstanding anything to the contrary contained in this ARTICLE VI, Tenant may use and store within the Premises such reasonable quantities of normal office products as are used by Tenant in the ordinary course of its business operations and which are customarily found in first-class offices; provided such reasonable quantities and use do not constitute a danger to the health of individuals or a danger to the environment and which are used, stored and disposed of in accordance with all applicable Environmental Laws.

(c) Tenant shall, at Tenant’s own expense, make all submissions to, provide all information required by and comply with all requirements of all governmental authorities (the “Authorities or Authority”) under the Environmental Laws. Tenant shall provide Landlord with copies of any environmental audit prepared by or for Tenant with respect to the Premises and any report(s) or filing(s) made by Tenant with any Authority.

(d) Should Landlord, any Authority or any third party demand that a clean-up plan be prepared or that a clean-up be undertaken because of any deposit, spill, discharge, or other release of Hazardous Substances that occurs as a result of Tenant’s use or occupancy of the Premises or the Shopping Center, then Tenant shall, at Tenant’s own expense, prepare and submit to Landlord and any applicable Authority the required plans and all related bonds and other financial assurances, and Tenant shall carry out all such clean-up plans following their approval by Landlord and all applicable Authorities.

(e) Tenant shall promptly provide all information regarding the use, generation, storage, transportation, or disposal of Hazardous Substances that is requested by Landlord. If Tenant fails to fulfill any duty imposed under this ARTICLE VI within ten (10) days, Landlord may fulfill such duty on behalf of Tenant, at Tenant’s cost and expense; and in such case, Tenant shall cooperate with Landlord in order to prepare all documents Landlord deems necessary or appropriate to determine the applicability of the Environmental Laws to the Premises and Tenant’s use thereof, and for compliance therewith, and Tenant shall execute all documents promptly upon Landlord’s request. No such action by Landlord and no attempt made by Landlord to mitigate damages under any Environmental Law shall constitute a waiver of any of Tenant’s obligations under this ARTICLE VI.

(f) Tenant shall immediately notify Landlord in writing of any release or discharge of any Hazardous Substance, whether or not the release is in quantities that would require under law the reporting of such release to a governmental or regulatory agency.

(g) Tenant shall also immediately notify Landlord in writing of, and shall contemporaneously provide Landlord with a copy of:

(i) Any written notice of release of Hazardous Substances in the Premises that is provided by Tenant or any subtenant or other occupant of the Premises to a governmental or regulatory agency;

(ii) Any notice of a violation, or a potential or alleged violation, of any Environmental Law that is received by Tenant or any subtenant or other occupant of the Premises from any governmental or regulatory agency;

(iii) Any inquiry, investigation, enforcement, cleanup, removal, or other action that is instituted or threatened by a governmental or regulatory agency against Tenant or any subtenant or other occupant of the Premises and that relates to the release or discharge of Hazardous Substances on or from the Premises;

(iv) Any claim that is instituted or threatened by any third party against Tenant or any subtenant or other occupant of the Premises and that relates to any release or discharge of Hazardous Substance on or from the Premises; and

(v) Any notice of the loss of any environmental operating permit by Tenant or any subtenant or other occupant of the Premises.

(h) Landlord shall have the right, but not the obligation, with forty-eight (48) hours prior written notice, except in an emergency when no notice shall be required, at all reasonable times during the Term to (1) inspect the Premises, (2) enter upon the Premises to conduct tests and investigations and take samples to determine whether Tenant is in compliance with the provisions of this ARTICLE VI, or as otherwise necessary and (3) request lists of all Hazardous Substances used, stored or located on the Premises. The cost of all such inspections, tests and investigations shall be borne by Tenant.

(i) Tenant’s obligations and liabilities under this ARTICLE VI shall survive the expiration or early termination of the Lease. For purposes of this ARTICLE VI, the term “Shopping Center” shall include the Land.

6.2. Tenant shall indemnify, defend, protect and hold harmless Landlord, the manager of the Shopping Center, and their respective officers, directors, trustees, beneficiaries, shareholders, partners, agents and employees from all fines, suits, procedures, claims, and actions of every kind, and all costs associated therewith (including, without limitation, attorneys’ and consultants’ fees and the costs of investigation and settlement of any claims) arising out of or in any way connected with (1) any deposit, spill, discharge, or other release of Hazardous Substances which arises at any time from Tenant’s, its employees’, agents’, contractors’, or invitees’ use or occupancy of the Premises or any other portion of the Shopping Center, or (2) from its failure to provide all information, make all submissions and take all steps required by all Authorities under the Environmental Laws and (3) Tenant’s, its employees’, agents’, contractors’ or invitees’ breach of this ARTICLE VI, whether or not Tenant has acted negligently with respect to such Hazardous Substances.

6.3. As used in this ARTICLE VI, the term “Hazardous Substances” means:

(a) any substance designated pursuant to Section 311 (b)(2)(A) of the Federal Water Pollution Control Act;

(b) any element, compound, mixture solution or substance designated pursuant to Section 102 of the Comprehensive Environmental Response, Compensation and Liability Act;

(c) any hazardous waste having the characteristics identified under or listed pursuant to Section 3001 of the Solid Waste Disposal Act;

(d) any toxic pollutant listed under Section 307(a) of the Federal Water Pollution Control Act;

(e) any hazardous air pollutant listed under Section 112 of the Clean Air Act;

(f) any imminently hazardous chemical substance or mixture with respect of which the Administrator of the United States Environmental Protection Agency has taken action pursuant to Section 7 of the Toxic Substances Control Act; and

(g) any substance, waste or other material considered hazardous, dangerous or toxic under any state, local or federal law, code, ordinance or regulation.

(h) petroleum and petroleum products, including crude oil or any fraction thereof, which is not specifically listed or designated as a Hazardous Substance under Section 6.3(a) through (g) of this ARTICLE VI, as well as natural gas, natural gas liquids, liquefied natural gas and synthetic gas usable for fuel and mixtures of natural gas and such synthetic gas.

6.4. As used in this ARTICLE VI, the term “Environmental Laws” shall mean and refer to the entirety of the federal acts, portions of which are referenced in Section 6.3, and all other federal and all state and local laws, codes, ordinances, rules regulations, and directives governing the discharge, emission or disposal of any pollutant in, to or from the Premises or any other portion of the Shopping Center or other premises or the environment and prescribing methods for storing, handling or otherwise managing Hazardous Substances and wastes including, but not limited to, the then current versions of the following federal statutes, their state analogs, and the regulations implementing them: The Resource Conservation and Recovery Act (42 U.S.C. 6901 et seq.), the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. 9601 et seq.), the Clean Water Act (33 U.S.C. 1251 et seq.), the Clean Air Act (42 U.S.C, 7401 et seq.), and the Toxic Substances Control Act (15 U.S.C. 2601 et seq.).

ARTICLE VII. LATE CHARGE

7.1. Tenant agrees to pay to Landlord, as additional rent, a late fee equal to five percent (5%) of any amount due for monthly Fixed Minimum Rent or other payments due hereunder if said payments have not been received by Landlord within five (5) days of the due date. In addition, if Landlord does not receive such payment within thirty (30) days of such payment’s due date, then such payment and late charge shall bear interest at the rate per annum equal to the greater of (i) eighteen percent (18%) per annum; provided, however, such rate is not usurious or (ii) the highest non-usurious rate permitted under the laws of the jurisdiction where the Shopping Center is located from the date such payment was due to the date of payment thereof. Such late charge and interest shall constitute additional rent due hereunder, shall be paid with the next monthly installment of Fixed Minimum Rent coming due hereunder, and shall be in addition to, and not in lieu of, all other rights and remedies provided to Landlord in this Lease, at law, or in equity.

ARTICLE VIII. COMMON AREAS

8.1. Subject to Landlord’s rights in this Section VIII during the Term, Landlord shall make available from time to time in the Shopping Center such Common Areas as Landlord shall deem appropriate. “Common Areas” shall mean all areas and improvements now or hereafter existing, made available by Landlord for the common and joint use of Landlord, Tenant and other tenants and occupants of the Shopping Center, and their respective employees, agents, customers and invitees, which may include if provided, but shall not be limited to driveways, footways, parking areas, walkways and all other areas in the Shopping Center now or hereafter constructed to be used in common by the tenants and/or customers of the Shopping Center. All Common Areas shall at all times be subject to such rules and regulations as Landlord may from time to time prescribe and Landlord shall at all times have full and exclusive control, management and direction of said Common Areas. Landlord further shall have the right (but shall not be obligated) (a) to police the Common Areas; (b) to restrict parking by tenants, their officers, agents and employees; (c) to designate employee parking areas; (d) to establish and enforce parking charges, with appropriate provisions for free-parking ticket validation by tenants; (e) to close temporarily all or any portion of the Common Areas or any parts thereof, including the parking areas or facilities for the purpose of maintenance, repairs, and/or construction; (f) to discourage non-customer parking; and (g) to do and perform such other acts in and to such areas as Landlord, in the use of its business judgment, shall determine to be advisable. Landlord further shall have the right, without materially, adversely affecting access to or the use or accessibility of the Premises or without materially, adversely affecting the character of the Shopping Center as such exists on the Lease Commencement Date, in its sole discretion, at all times, and from time to time throughout the Term, without incurring any liability to Tenant, including but not limited to loss of sales, and without it constituting an eviction to: (i) change the area, appearance, size, level, layout, location, and/or arrangement of the Shopping Center or any part thereof (including, without limitation, the Common Areas and the entrances to and exits from the Common Areas); (ii) construct other buildings, structures or improvements in the Common Areas and elsewhere in the Shopping Center (including, without limitation, construction of kiosks in the Common Areas), and make alterations and additions thereto, or rearrangements thereof, demolish parts thereof, build additional stories on any building in the Shopping Center (and for such purposes to construct and erect columns and support facilities in any building), and construct additional buildings or facilities adjoining or proximate to the Shopping Center; (iii) expand, reduce, or alter the parking areas in any manner whatsoever including, without limitation, the construction of multiple-deck, elevated, or underground parking facilities; (iv) relocate or rearrange the various buildings, parking areas, and other parts of the Shopping Center; (v) make changes and additions to the pipes, conduits, and ducts or other structural and nonstructural installations in the Premises where desirable to serve the Common Areas and other premises in the Shopping Center or to facilitate the expansion or alteration of the Shopping Center (including, without limitation, the construction and erection of columns and support facilities); and (vi) add additional real property to the Shopping Center.

ARTICLE IX. ASSIGNMENT & SUBLETTING

9.1. Tenant shall not assign this Lease or any of Tenant’s rights or obligations hereunder, or sublet or permit anyone to occupy the Premises or any part thereof, without the prior written consent of Landlord which may be withheld in Landlord’s absolute sole discretion. No assignment or transfer of this Lease may be effected by operation of law or otherwise without Landlord’s prior written consent. The consent of Landlord to any assignment or subletting shall not be construed as a waiver or release of Tenant from liability for the performance of all covenants and obligations to be performed by Tenant under this Lease. The transfer, whether a single transfer or multiple transfers, of fifty percent (50%) or more of the ownership interests of Tenant within a twelve (12) month period shall be deemed equivalent to an assignment or subletting requiring consent of Landlord. Any attempted assignment or subletting made without Landlord’s consent shall, at the option of Landlord, be deemed an Event of Default under this Lease. Landlord’s acceptance or collection of rent from any assignee, subtenant or occupant shall not be construed (a) as a consent to or acceptance of such assignee, subtenant or occupant as a tenant, (b) as a waiver by Landlord of any provision hereof, (c) as a waiver or release of Tenant from liability for the performance of any obligation to be performed under this Lease by Tenant, or (d) as relieving Tenant or any assignee, subtenant or occupant from the obligation of obtaining Landlord’s prior written consent to any subsequent assignment, subletting or occupancy. Tenant hereby assigns to Landlord any rent due from any assignee, subtenant or occupant of Tenant as security for Tenant’s performance of its obligations pursuant to this Lease; provided, however, that Tenant shall have the right to collect such rent as long as Tenant is not in Event of Default under the terms of this Lease. Tenant authorizes each such assignee, subtenant or occupant to pay such rent directly to Landlord if such assignee, subtenant or occupant receives written notice from Landlord specifying that such rent shall be paid directly to Landlord. In the event of Event of Default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this Lease. Tenant shall not mortgage this Lease without Landlord’s consent, which consent may be granted or withheld in Landlord’s reasonable discretion. All restrictions and obligations imposed pursuant to this Lease on Tenant shall be deemed to extend to any subtenant, assignee or occupant of Tenant, and Tenant shall cause such persons to comply with all such restrictions and obligations. Tenant shall pay to Landlord a Seven Hundred Fifty and 00/100 Dollar ($750.00) processing fee as well as expenses (including reasonable attorneys’ fees) incurred by Landlord in connection with Tenant’s request for Landlord to give its consent to any assignment, subletting, occupancy or mortgage, whether or not Landlord consents thereto.

9.2. Notwithstanding anything herein to the contrary, Tenant shall have the right, without Landlord’s consent, but upon prior written notice to Landlord to assign this Lease to (i) any parent, subsidiary or affiliate of Tenant, (ii) an entity which is the result of a consolidation, merger or other reorganization of Tenant, (iii) an entity acquiring all or substantially all of the stock or assets of Tenant; (iv) a capital stock institution which is the result of the conversion from a mutual institution to a capital stock institution and the sale or transfer of stock associated therewith, provided that as a result of such conversion the former holders of the mutual institution become the beneficial owners of the capital stock institution in the same pro-rata ownership (collectively, “Permitted Transferee”), provided such Permitted Transferee has a net worth and creditworthiness which are at least equal to or greater than those of Tenant on the date of execution of this Lease and provided that such Permitted Transferee assumes, in full, the obligations of Tenant under this Lease, and such assignment shall not relieve Tenant of its obligations hereunder.

9.3. If at any time Tenant intends to assign, sublet or otherwise transfer all or part of the Premises or this Lease, then Tenant shall give written notice to Landlord (“Sublease Proposal Notice”) of the area proposed to be assigned or sublet (the “Proposed Sublet Space”) and the term for which Tenant desires to sublet the Proposed Sublet Space, the name of the proposed subtenant or assignee and such other information as Landlord shall reasonably request.

9.4. After receipt of Tenant’s Sublease Proposal Notice, Landlord shall also have the right in its sole and absolute discretion, in addition to Landlord’s rights in Section 9.1, to elect: (a) to consent to the proposed sublease or assignment, (b) to reject the proposed sublease or assignment, or (c) to terminate this Lease with respect to the Proposed Sublet Space. Landlord shall exercise such right by sending Tenant written notice within thirty (30) days after Landlord’s receipt of the Sublease Proposal Notice. If the Proposed Sublet Space does not constitute the entire Premises and Landlord elects to terminate this Lease with respect to the Proposed Sublet Space, then (1) Tenant shall tender the Proposed Sublet Space to Landlord on a date specified in Landlord’s notice (which date shall not be more than sixty (60) days after the date of such notice) as if such specified date had been originally set forth in this Lease as the Lease Expiration Date with respect to the Proposed Sublet Space, and (2) as to all portions of the Premises other than the Proposed Sublet Space, this Lease shall remain in full force and effect except that the additional rent payable pursuant to ARTICLE III and the Fixed Minimum Rent payable pursuant to ARTICLE III shall be reduced pro rata. If the Proposed Sublet Space constitutes the entire Premises and Landlord elects to terminate this Lease, then (1) Tenant shall tender the Premises to Landlord on a date specified in Landlord’s notice (which date shall not be more than sixty (60) days after the date of such notice), and (2) the Term shall terminate on such specified date. Notwithstanding anything to the contrary in the foregoing provisions of this Section 9.4, Landlord shall not have the right to terminate this Lease with respect to the Proposed Sublet Space in the event Tenant proposes to assign this Lease to a corporation or other business entity Tenant is merged or consolidated into or to which substantially all of Tenant’s assets may be transferred, provided such successor entity has assumed in writing all of the obligations and liabilities of Tenant under this Lease.

9.5. In the event Landlord does not exercise its rights to sublet the Proposed Sublet Space from Tenant or to terminate this Lease with respect thereto, Tenant shall be entitled to seek Landlord’s consent to an acceptable assignee or subtenant for the Proposed Sublet Space, for a sublease term no longer than that set forth in the Sublease Proposal Notice, such consent shall be in Landlord’s absolute sole discretion. Such consent or permission pursuant to Section 9.1 may be withheld if (a) the subtenant or assignee is of a character or engaged in a business which is not in keeping with the standards of Landlord for the Shopping Center, (b) Tenant is in Event of Default under this Lease, (c) the Proposed Sublet Space is not regular in shape with appropriate means of ingress and egress and suitable for normal renting purposes, (d) in the reasonable judgment of Landlord, the assignee or sublessee does not have the financial capacity or experience to undertake the obligations of this Lease or the sublease, (e) such a sublease or assignment would violate any term or condition of any covenant or agreement of Landlord involving the Shopping Center, or any other tenant lease within the Shopping Center or (f) any other reason in Landlord’s absolute sole discretion. In the event the assignment or sublease for the assignee or subtenant designated in Tenant’s Sublease Proposal Notice (which assignment/sublease and assignee/subtenant are acceptable to and approved by Landlord) has not been executed by Tenant within one hundred fifty (150) days from the date of Tenant’s Sublease Proposal Notice, Tenant shall not be entitled to enter into such assignment or sublease without first submitting a new Sublease Proposal Notice to Landlord and affording Landlord an opportunity to exercise its rights as set forth in Section 9.4, including its subletting or termination rights.

9.6. If any sublease, assignment or other transfer (whether by operation of law or otherwise and whether consented to or not) provides that the subtenant, assignee or other transferee is to pay any amount in excess of the rent and other charges due under this Lease (except rent or other payments received which are attributable to the amortization of the cost of leasehold improvements made to the sublet or assigned portion of the Premises by Tenant for the subtenant or assignee, and other reasonable expenses incident to the subletting or assignment, including standard leasing commissions), then whether such excess is in the form of an increased monthly or annual rent, a lump sum payment, payment for the sale, transfer or lease of Tenant’s fixtures, leasehold improvements, furniture and other personal property, or any other form (and if the subleased or assigned space does not constitute the entire Premises, the existence of such excess shall be determined on a pro rata basis), then Tenant, after all expenses associated with subleasing the Premises are deducted; including but not limited to reasonable attorneys’ fees, brokerage fees, marketing expenses, processing fees, shall pay to Landlord fifty percent (50%) of any such excess as additional rent upon such terms as shall be specified by Landlord and in no event later than ten (10) days after Tenant’s receipt thereof. Tenant expressly waives any right that it might have to retain such fifty percent (50%) of the excess pursuant to the provisions of section 365(f) of the Bankruptcy Code. Landlord shall have the right to inspect and audit Tenant’s books and records relating to any sublease, assignment or other transfer. Any sublease, assignment or other transfer shall be affected on a form approved by Landlord.

9.7. Any sublease or assignment shall require Tenant and Sublessee/Assignee to execute Landlord’s standard consent to Sublease or Consent to Assignment document.

ARTICLE X. REPAIRS

10.1. Exterior Repairs: Landlord shall keep and maintain the roof and other exterior portions of the Premises (exclusive of doors, windows, glass, showcases and storefronts) in good repair, provided Tenant shall give Landlord written notice of the necessity for such repairs, and provided the damage thereto shall not have been caused by Tenant, its agents, contractors, invitees or employees, in which event Tenant shall be responsible therefore and shall promptly repair such damage. The provisions of this Section 10.1 shall not apply in the case of damage or destruction by fire or other casualty or by eminent domain in which event the obligations of Landlord shall be as set forth in ARTICLE XXV (labeled Destruction) and ARTICLE XXVI (labeled Condemnation). Except as provided in this Section 10.1, Landlord shall have no obligation or liability for repair or maintenance of the Premises, or any part thereof, nor shall Landlord be under any liability to repair, maintain or replace any electrical, plumbing, heating, air conditioning or other mechanical installation, nor shall Landlord be obligated to make any improvements of any kind upon the Premises, or to make any repairs, replacements or improvements to any equipment, facilities or fixtures contained therein, all of which shall be the responsibility of Tenant as provided in Section 10.2.

10.2. Interior Repairs: Tenant, at Tenant’s sole cost and expense, shall keep the interior of the Premises, including but not limited to all doors, windows and glass, electrical, plumbing, heating, air conditioning and other mechanical installations and equipment used by or in connection with the Premises in clean, safe and sanitary condition and in good order and repair, including replacement thereof, and promptly replace any plate glass which may be broken or damaged with glass of like kind and quality, and will suffer no waste or injury thereto, and quit and surrender the Premises at the expiration of the Term in as good condition as when received, except for ordinary wear and tear. Without limitation of the generality of the foregoing, Tenant, at Tenant’s sole cost and expense, shall promptly make all repairs and replacements to (a) any pipes, lines, ducts, wires or conduits contained within the Premises, (b) Tenant’s signs, (c) any heating, air conditioning, electrical, ventilating or plumbing equipment installed in or serving the Premises, (d) all glass, window panes and doors, and (e) any other mechanical systems serving the Premises. Tenant shall be responsible, at Tenant’s sole cost and expense, for providing all janitorial, cleaning, pest and termite control services for the Premises. All such services shall be provided in accordance with standards customarily maintained for similar shopping centers and Tenant shall maintain, at Tenant’s sole cost and expense, service contracts therefor. Tenant shall provide Landlord with a copy of a fully executed maintenance contract covering heating, ventilation and air conditioning equipment, within the Premises and Tenant agrees to keep such contract in force during the Term of this Lease. Such contract shall be with a contractor licensed to do business in the jurisdiction where the Shopping Center is located and approved by Landlord, and shall cover all parts and labor. Tenant will not overload the electrical wiring and will not install any additional electrical wiring or plumbing unless it has first obtained Landlord’s written consent thereto, and if such consent is given, Tenant will install such wiring or plumbing at its own cost and expense. Tenant will repair promptly, at its own expense, any damage to the Premises or any other portion of the Shopping Center caused by bringing into the Premises or any other portion of the Shopping Center any property for Tenant’s use or by the installation, use or removal of such property, regardless of fault or by whom such damage shall be caused, unless caused by Landlord’s, its agents’, employees’ or contractors’ gross negligence or willful misconduct.

10.3. In the event Tenant shall not proceed promptly and diligently to make any repairs or perform any obligation imposed upon it by the preceding Sections within forty-eight (48) hours after receiving written notice from Landlord to make such repairs or perform such obligation (except in case of emergency, in which event no notice shall be required), then and in such event Landlord may, at its option, enter the Premises and do and perform the things specified in said notice at Tenant’s cost and expense, without liability on the part of Landlord for any loss or damage resulting from any such action by Landlord, and Tenant agrees to pay, as additional rent, promptly upon demand any cost or expense incurred by Landlord in taking such action, plus fifteen percent (15%) for overhead and administration.

ARTICLE XI. REMOVAL OF DATA AND TELECOMMUNICATIONS WIRES

11.1. Within thirty (30) days after the expiration or earlier termination of the Lease or at any time that any of the Wires (as defined herein) are no longer in active use by Tenant, Landlord may elect (“Election Right”) by written notice to Tenant to:

(a) Retain any or all wires, cables, and similar installations appurtenant thereto installed by or on behalf of Tenant (“Wires”) within the Premises or anywhere in the Shopping Center outside the Premises, including, without limitation, the plenums or risers of the Shopping Center;

(b) Remove any or all of the Wires and restore the Premises or the Shopping Center, as the case may be, to their condition existing prior to the installation of the Wires (“Wire Restoration Work”). Landlord, at its option, may perform such Wire Restoration Work at Tenant’s sole cost and expense; or

(c) Require Tenant to perform all or part of the Wire Restoration Work at Tenant’s sole cost and expense.

11.2. Tenant shall comply with all applicable laws with respect to the Wires, subject to Landlord’s right to elect to retain the Wires. In the event that Tenant discontinues the use of all or any part of the Wires or is no longer using all or any part of the Wires, Tenant shall within thirty (30) days thereafter, notify Landlord of same in writing, accompanied by a plan or other reasonable description of the current type, quantity, points of commencement and termination, and routes of the Wires to allow Landlord to determine if Landlord desires to retain same.

11.3. In the event Landlord elects to retain any or all of the Wires pursuant to Article 11.1(a) hereof, Tenant covenants that:

(a) Tenant shall be the sole owner of the Wires, Tenant shall have the right to surrender the Wires, and the Wires shall be free of all liens and encumbrances; and

(b) All Wires shall be left in good condition, working order, properly labeled and capped or sealed at each end and in each telecommunications/electrical closet and junction box, and in safe condition.

11.4. Notwithstanding anything to the contrary in ARTICLE IV of the Lease, Landlord may retain Tenant’s Security Deposit after the expiration or earlier termination of the Lease until one of the following events has occurred with respect to all of the Wires:

(a) Landlord elects to retain the Wires pursuant to Article 11.1(a);

(b) Landlord elects to perform the Wire Restoration Work pursuant to Article 11.1 (b) and the Wire Restoration Work is complete and Tenant has fully reimbursed Landlord for all costs related thereto; or

(c) Landlord elects to require Tenant to perform the Wire Restoration Work pursuant to Article 11.1 (c) and the Wire Restoration Work is complete and Tenant has paid for all costs related thereto.

11.5. In the event that Tenant fails or refuses to pay all costs of the Wire Restoration Work within thirty (30) days of Tenant’s receipt of Landlord’s notice requesting Tenant’s reimbursement for or payment of such costs or otherwise fails to comply with the provisions of this Article, Landlord may apply all or any portion of Tenant’s Security Deposit toward the payment of any costs or expenses relative to the Wire Restoration Work or Tenant’s obligations under this Article.

11.6. The retention or application of such Security Deposit by Landlord pursuant to this Article does not constitute a limitation on or waiver of Landlord’s right to seek further remedy under law or equity.

11.7. The provisions of this Article shall survive the expiration or earlier termination of the Lease.

ARTICLE XII. UTILITIES

12.1. Tenant, at its own expense, shall arrange with the appropriate utility companies for the provision of any and all utilities. Tenant shall pay promptly when due the charges for all utility services rendered or furnished to the Premises, including, without limitation, heat, water, sewer, telephone, gas and electricity (whether by meter or sub-meter). Landlord will provide and maintain the necessary mains and electrical conduits to bring water, gas and electricity to the perimeter of the Premises. Under no circumstances shall Landlord be liable to Tenant in damages or otherwise (a) if any utility shall become unavailable from any public utility company, public authority or any other person or entity supplying or distributing such utility, or (b) for any interruption in service of electricity, water, sewer, gas, heat, ventilation, telephone or air conditioning caused by fire, accidents, strikes, breakdowns, necessary maintenance, alterations, repairs, scarcity of labor materials, acts of God or any other causes; and the foregoing shall not constitute a termination of this Lease or an actual or constructive eviction and shall not entitle Tenant to terminate this Lease or to an abatement of rent payable hereunder.

12.2. If permitted by law, Landlord shall have the right at any time and from time to time during the Term to either continue to contract for service from the current utility service provider or contract for service from a different company or companies providing utility service each such company shall hereinafter be referred to as an “Alternate Service Provider”. Tenant shall cooperate with Landlord, the utility service provider, and any Alternate Service Provider at all times and, as reasonably necessary, shall allow Landlord, utility service provider, and any Alternate Service Provider reasonable access to the Premises’ pipes, electric lines, feeders, risers, wiring, and any other machinery within the Premises. Landlord shall in no way be liable or responsible for any loss, damage, or expense that Tenant may sustain or incur by reason of any change, failure, interference, disruption, or defect in the supply or character of the utility service furnished to the Premises, or if the quantity or character of the service supplied by the utility service provider or any Alternate Service Provider is no longer available or suitable for Tenant’s requirements, and no such change, failure, defect, unavailability, or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under the Lease.

ARTICLE XIII. TENANT’S TAXES

13.1. Tenant shall pay before delinquency any business, rent or other taxes that are now or hereafter levied, assessed or imposed upon Tenant’s use or occupancy of the Premises, the conduct of Tenant’s business at the Premises, or Tenant’s equipment, fixtures, furnishings, inventory or personal property. If any such taxes are enacted, changed or altered so that any of such taxes are levied against Landlord, or the mode of collection of such taxes is changed so that Landlord is responsible for the collection or payment of such taxes, then Tenant shall pay as additional rent due hereunder the amount of any and all such taxes.

ARTICLE XIV. COMPLIANCE WITH LAWS

14.1. Tenant shall comply with all present and future laws, rules, regulations, orders, directions and requirements of all governmental departments, bodies, bureaus, agencies and officers, and with all rules, directions, requirements and recommendations of fire departments, the local board of fire underwriters and other fire insurance rating organizations for the area where the Shopping Center is situated, pertaining to the Premises or the use and occupancy thereof, including the making of such alterations, modifications and improvements as may be so required. In the event Tenant shall fail or neglect to comply with any of the aforesaid laws, rules, regulations, orders, directions, requirements or recommendations, Landlord or its agents may enter the Premises and take all such action and do all such work in or to the Premises as may be necessary in order to comply with such laws, rules, regulations, orders, directions, requirements or recommendations, and Tenant shall reimburse Landlord promptly upon demand for the expense incurred by Landlord in taking such action and performing such work. Tenant shall not do or suffer to be done, or keep or suffer to be kept, anything in, upon or about the Premises which will contravene Landlord’s policies insuring against loss or damage by fire or other hazards, including but not limited to public liability, or which will prevent Landlord from procuring such policies in companies reasonably acceptable to Landlord; and if anything done, omitted to be done or suffered to be done by Tenant, or kept or suffered by Tenant to be kept in, upon or about the Premises shall cause the cost of fire or other insurance on the Premises or other property of Landlord in the Shopping Center, in companies reasonably acceptable to Landlord, to be increased, Tenant will pay the amount of such increase promptly upon Landlord’s demand.

14.2. Tenant shall also make such alterations, modifications, additions, installations or improvements to the Premises as may be required for the safety and health of Tenant’s employees pursuant to the Williams-Steiger Occupational Safety and Health Act of 1970 (OSHA), as the same may be amended or implemented from time to time; but no such alterations, modifications, additions, installations or improvements, or any other alteration, modification, addition, installation or improvement Tenant may wish to make, shall be made unless Landlord shall first have given written approval of the plans and specifications therefor, and shall have been protected, to Landlord’s satisfaction, against any cost or damage incident thereto, and unless Tenant shall first have secured all necessary building and other permits; and all thereof, when made, shall become the property of Landlord and shall remain upon and be surrendered with said Premises as a part thereof at the end of the Term of this Lease. Landlord agrees that it will not unreasonably withhold its consent to any such alterations, modifications, additions, installations or improvements. If Tenant should make any thereof without Landlord’s consent, Tenant hereby agrees to indemnify Landlord from any liability, which may devolve upon Landlord as a consequence thereof.

ARTICLE XV. NUISANCES

15.1. Tenant shall not permit any objectionable noise, offensive odors and sounds to be emitted from the Premises, nor do or permit anything tending to create a nuisance or to disturb any other tenants of the Shopping Center or occupants of neighboring property, nor do anything tending to injure the reputation of the Shopping Center.

ARTICLE XVI. REMODELING AND ALTERATIONS

16.1. Tenant accepts the Premises in its “AS IS” condition. Landlord is under no obligation to make any structural or other alterations, decorations, additions, improvements, renovations or other changes (collectively “Alterations”) in or to the Premises except as set forth in Exhibit B or otherwise expressly provided in this Lease.

16.2. Tenant shall not alter or in any way change the exterior of the Premises without prior written consent by Landlord. Tenant may, at its expense, make such non-structural alterations and improvements to the interior of the Premises and install interior partitions as may be required for the conduct of its business; provided, however, that the written approval of Landlord is first obtained at Tenant’s sole cost and expense, the improvements and alterations are done in a workmanlike manner and the work is done in conformance with all building codes, laws, rules and regulations of governmental agencies or authorities and is in no way harmful to the structure of the Premises; and provided further that, if Landlord so requests in writing at least thirty (30) days prior to the expiration of the Term of this Lease or any renewal or extension thereof, Tenant shall, at its expense and immediately prior to such expiration, remove and restore any ATM location in the Premises or the Shopping Center installed by or on behalf of Tenant, including without limitation walls, ceilings and floors, to their condition immediately prior to the installation of such ATM(s), and otherwise the location to its original condition as received, reasonable wear and tear excepted. At the time of Tenant’s request for Landlords consent to such Alterations, Tenant shall provide Landlord hard-lined architectural drawings and drawings on AUTOCAD disks. Landlord’s approval of any alterations and improvements shall create no liability or responsibility on the part of Landlord for their completeness, design sufficiency, or compliance with all codes, laws, rules or regulations of governmental agencies or authorities.

16.3. Any trade or lighting fixtures and/or equipment placed in or upon the Premises by Tenant shall remain Tenant’s property, with the right to remove the same at any time; provided, however, that Tenant is not in Event of Default under any provisions of this Lease and that Tenant shall repair any damage to the Premises occasioned by such removal. Tenant agrees to install all show cases and sales fixtures in the sales space of the Premises so that all fixtures and equipment visible to store customers are neat, clean and attractive in appearance.

16.4. Landlord shall, at its option, have the right to remodel or alter the exterior of the Shopping Center including the store front of the Premises and Tenant grants Landlord permission to temporarily remove Tenant’s signs and perform any other action which Landlord deems appropriate for such remodeling or alterations.

16.5. Tenant shall be responsible for causing the Premises to comply with Title III of the Americans with Disabilities Act of 1990, as amended (“ADA”). Landlord shall be responsible for causing the common areas of the Shopping Center to comply with the ADA; provided, however, if Tenant makes any Alterations to the Premises which causes the common areas not to comply with the ADA, then Tenant shall be responsible for the cost of making all Alterations to the common areas of the Shopping Center required to correct such non-compliance. Tenant and Landlord acknowledge and agree that Landlord shall have full benefit of all rules, regulations and guidelines promulgated under the ADA, such as the guidelines which require a landlord only to make those alterations which are readily achievable.

ARTICLE XVII. MECHANICS LIENS

17.1. Tenant covenants not to suffer or permit any mechanics’ or materialmen’s liens (or a petition to establish such lien) or other similar liens to be filed against the Premises, the fee estate or any leasehold interest in the Shopping Center or any part thereof by reason of work, labor, services or materials supplied or claimed to have been supplied to Tenant or anyone holding the Premises or any part thereof through or under Tenant. If any such lien shall at any time be filed, Tenant shall, within thirty (30) days after receiving notice of the filing thereof, cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. Tenant shall also defend on Landlord’s behalf and at Tenant’s sole cost and expense any action, suit or proceeding for the enforcement of any such lien, and Tenant shall pay as additional rent any damages and satisfy and discharge any judgment entered thereon and indemnify and save Landlord harmless from any fees, costs, expenses, claims or damages resulting therefrom.

ARTICLE XVIII. ROOF AND WALLS

18.1. Landlord shall have the exclusive right to use all or any part of the roof and side walls of the Premises, the Building, and any other buildings in the Shopping Center for any purpose, to erect additional stores or other structures over or adjacent to all or any part of the Premises or the Building, and to erect and maintain in connection with the construction thereof temporary scaffolds and other aids to construction on the exterior of the Premises, the Building, or any other portion of the Shopping Center; provided, that access to the interior of the Premises shall not be denied.

18.2. Tenant shall have the right, with Landlords consent which shall not be unreasonably withheld, conditioned or delayed, to install equipment, such as a telecommunications dish(s) or other small antenna(s) on the roof above the Premises in order to support Tenants business operations.

ARTICLE XIX. INDEMNITY

19.1. Landlord, its employees and agents shall not be liable to Tenant, its employees, agents, invitees or any other person or entity claiming through Tenant for any damage (including indirect and consequential damage), injury, loss or claim (including claims for the interruption of or loss to business) based on or arising out of any cause whatsoever, including without limitation the following: (a) repair to any portion of the Premises, or the Shopping Center; (b) interruption in the use of the Premises or any equipment therein; (c) any accident or damage resulting from any use or operation (by Landlord, Tenant or any other person or entity) of elevators or heating, cooling, electrical, sewerage or plumbing equipment or apparatus; (d) termination of this Lease by reason of damage to the Premises or any other portion of the Shopping Center; (e) fire, robbery, theft, vandalism, mysterious disappearance or any other casualty; (f) actions of any other tenant of the Shopping Center or of any other person or entity; (g) failure or inability of Landlord to furnish any utility or service specified in this Lease; and (h) leakage in any part of the Premises, the Building or the Shopping Center, or from water, rain, ice or snow that may leak into, or flow from, any part of the Premises, the Building, or other portions of the Shopping Center, or from drains, pipes or plumbing fixtures in the Premises or the Shopping Center. Landlord shall not be liable in damages, nor shall this Lease be affected, for conditions arising or resulting from the construction of contiguous premises, which may affect the Building or any other portion of the Shopping Center. Landlord assumes no liability or responsibility whatsoever with respect to the conduct and operation of the business to be conducted in the Premises. If any employee of Landlord receives any package or article delivered for Tenant, then such employee shall be acting as Tenant’s agent for such purpose and not as Landlord’s agent.

For purposes of this ARTICLE XIX, the term “Shopping Center” shall be deemed to include the Land. Notwithstanding the foregoing provisions of this Section, Landlord shall not be released from liability to Tenant for any physical injury to any natural person caused solely by Landlord’s or its employees’ or agents’ gross negligence or willful misconduct except to the extent covered ARTICLE XX Lease.

19.2. Tenant shall indemnify and hold Landlord, its employees and agents harmless from and against all costs, damages, claims, demands, liabilities, fines, suits, actions, proceedings, orders, decrees, judgments, expenses and damages of any kind and nature (including without limitation attorneys’ fees and the costs of investigation and settlement of any claims) asserted by or on behalf of any person, entity or governmental authority against Landlord, directly or indirectly, based on or arising out of (a) Tenant’s use and occupancy of the Premises or the business conducted by Tenant therein, (b) any act or omission of Tenant or any employee, agent, or invitee of Tenant in or on the Premises or any other part of the Shopping Center, and (c) any accident, injury or damage whatsoever to any person, or the property of any person, occurring in or on the Premises unless the same was caused by the sole gross negligence or willful misconduct of Landlord, its employees or agents.

19.3. Tenant and all those claiming by, through or under Tenant shall store their property in and shall occupy and use the Premises and any improvements therein and appurtenances thereto and all other portions of the Shopping Center solely at their own risk, and Tenant and all those claiming by, through or under Tenant hereby release Landlord, to the full extent permitted by law, from all claims of every kind, including loss of life, personal or bodily injury, damage to merchandise, equipment, fixtures or other property, or damage to business or for business interruption arising, directly or indirectly, out of or from or on account of such occupancy and use or resulting from any present or future condition or state of repair thereof.

19.4. Landlord shall not be responsible or liable at any time to Tenant, or to those claiming by, through or under Tenant, for any loss of life, bodily or personal injury, or damage to property or business or for business interruption that may be occasioned by or through the acts, omissions or negligence of any other persons or any other tenants or occupants of any portion of the Shopping Center.

19.5. Landlord shall not be responsible or liable at any time for any defects, latent or otherwise, in any buildings or improvements in the Shopping Center or any of the equipment, machinery, utilities, appliances or apparatus therein, nor shall Landlord be responsible or liable at any time for loss of life or injury or damage to any person or to any property or business of Tenant, or those claiming by, through or under Tenant, caused by or resulting from the bursting, breaking, exploding, leaking, running, seeping, overflowing or backing up of water, steam, gas, sewage, snow or ice in any part of the Premises, the Building or the Shopping Center or caused by or resulting from acts of God or the elements, or resulting from any defect or negligence by third parties in the occupancy, construction, operation or use of any buildings or improvements in the Shopping Center, including the Premises.

19.6. Tenant shall give prompt notice to Landlord in case of fire or other casualty or accidents in the Premises or in any other part of the Shopping Center or any defects therein or in any of its fixtures, machinery or equipment.

19.7. Tenant expressly acknowledges that all of the foregoing provisions of this ARTICLE XIX shall apply and become effective from and after the Lease Commencement Date.

19.8. If any landlord hereunder transfers the Shopping Center or such landlord’s interest therein, then such landlord shall not be liable for any obligation or liability based on or arising out of any event or condition occurring on or after the date of such transfer.

19.9. Tenant shall not have the right to offset or deduct the amount allegedly owed to Tenant pursuant to any claim against Landlord from any rent or other sum payable to Landlord. Tenant’s sole remedy for recovering upon such claim against Landlord shall be to institute an independent action against Landlord. Tenant shall not seek the consolidation of any such action brought by Tenant with any action brought by Landlord hereunder.

ARTICLE XX. INSURANCE

20.1. Landlord agrees that it will keep the Shopping Center insured against loss due to fire and other property risks included in standard special causes of loss form insurance policies, and covering loss of income from such property risk, or in lieu thereof, insure the Shopping Center against loss or damage as a self insurer.

20.2. Throughout the Term, Tenant shall insure the contents of the Premises, including, without limitation, alterations, decorations, furnishings, fixtures and equipment used or installed in the Premises by or on behalf of Tenant, and the other personal property of Tenant in the Premises, against loss due to fire and other property risks included in standard special causes of loss form insurance policies, in an amount equal to the replacement cost thereof and covering loss of income from such property risk. All insurance carried by Tenant hereunder shall be primary and not contributing with any insurance carried by Landlord. All deductible amounts are subject to approval by Landlord.

20.3. Landlord and Tenant agree that all insurance policies required to be carried pursuant to Section 20.1 hereof shall either permit or contain an express waiver of any right of recovery (by subrogation or otherwise) by the insurance company against Tenant, and that all insurance policies required to be carried pursuant to Section 20.2 shall either permit or contain an express waiver of any right of recovery (by subrogation or otherwise) by the insurance company against Landlord, its managing agent and any mortgagee of Landlord. Each party hereby waives any and every right or cause of action for any and all loss of, or damage to, any of its property (whether or not such loss or damage is caused by the fault or negligence of the other party or anyone for whom said other party may be responsible), which loss or damage is covered by valid and collectible fire, extended coverage, special causes of loss form or similar policies, maintained by such party or required to be maintained by such party under this Lease, to the extent that such loss or damage is recovered under said insurance policies or would have been recovered if the insurance policies required hereunder had been maintained as required pursuant to this Lease. Written notice of the terms of said mutual waivers shall be given to each insurance carrier and said insurance policies shall be properly endorsed, if necessary, to prevent the invalidation of said insurance coverages by reason of said waivers.

20.4. Throughout the Term, Tenant shall obtain and maintain commercial general liability insurance, product liability insurance (and if the sale of liquor is permitted herein liquor liability insurance) on an occurrence basis protecting against any liability occasioned by any occurrence on or about the Premises and containing contractual liability coverage and business interruption coverage. Such insurance shall be initially in minimum amounts of One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) general aggregate and shall be for a minimum term of one (1) year.

20.5. Tenant shall also maintain throughout the Term, at Tenant’s sole cost and expense, worker’s compensation in statutory limits.

20.6. Each of said policies of insurance to be carried by Tenant hereunder shall name Landlord, Landlord’s managing agent as an additional insured, and if requested by the holder of any mortgage or deed of trust against the Shopping Center, shall also name such holder as an additional insured. Each policy shall contain an endorsement which provides that no cancellation or reduction of coverage may be made without first giving Landlord, Landlord’s managing agent and, if named as an additional insured, the holder of any mortgage or deed of trust on the Shopping Center, at least thirty (30) days prior written notice of such proposed action. All insurance policies required under this Lease shall be issued by insurance companies licensed to do business in the jurisdiction wherein the Shopping Center is located with a then current Alfred M. Best Company, Inc. general policy holder’s rating of “A” or better and a financial size category of Class XII or higher and which have been in business for the past five (5) years and which are otherwise reasonably satisfactory to Landlord. On or before the Lease Commencement Date, and thereafter not less than fifteen (15) days prior to the expiration dates of said policy or policies, Tenant shall provide copies of policies or certificates of insurance (Accord 25) evidencing the coverages required by this ARTICLE XX. The aforesaid insurance limits may be reasonably increased from time to time by Landlord.

ARTICLE XXI. TRASH

21.1. Tenant, at its sole cost and expense, shall keep the Premises clean, and will remove all refuse from the Premises and from adjacent areas, all at its own expense. Tenant will not burn any trash or garbage of any kind in the Premises or any other part of the Shopping Center, nor permit refuse, rubbish or garbage to accumulate or a fire hazard to exist about the Premises or any other part of the Shopping Center. Tenant shall arrange for and maintain a commercial type trash container of adequate size, the location of which shall be approved by Landlord, and arrange for adequate, regular pickup of trash and garbage. If Tenant’s Premises is designed to keep trash indoors, no trash shall be stored outside Tenant’s Premises.

ARTICLE XXII. SIGNS

22.1. Landlord shall permit Tenant to place commercial signs which refer to its trade name on the exterior of the Premises in the following locations; 1. on the facade of the Shopping Center above Tenants front entrance to the Premises; 2. on the side of the Shopping Center facade where the Premises is located, and 3. on the rear of the drive-thru teller canopy. Subject to availability and in a frequency determined by Landlord, Landlord will provide Tenant with electronic signage on the Shopping Center billboard. Signs shall require Landlord’s prior written consent and shall comply with Landlord’s specifications for size, color, style and materials. No other signs shall be permitted to be exposed to the exterior of the Premises. Signs and window displays shall not revolve, move, blink or flash. Signs shall conform to all zoning regulations, and be properly maintained at Tenant’s expense. Notwithstanding any previous sign approval by Landlord, if at any time Landlord requests that Tenant conform to the then current sign specifications for the Shopping Center, Tenant agrees at Tenant’s expense to promptly replace or alter its existing sign to comply with Landlord’s sign specifications.

22.2. The listing of any name other than that of Tenant, whether on the doors of the Premises, on the Shopping Center directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Premises or be deemed to be the written consent of Landlord mentioned in this Article, it being expressly understood that any such listing is a privilege extended by Landlord, revocable at will by written notice to Tenant.

ARTICLE XXIII. PROMOTION FUND

23.1. Creation of a Promotion Fund. Landlord may establish and maintain an advertising and promotion fund (“Promotion Fund”). The object of the Promotion Fund shall be to pay the cost of (i) advertising the Shopping Center in the local metropolitan area, and (ii) formulating, providing, and carrying out an on-going Program of Events (as hereinafter defined), both of which, in Landlord’s sole judgment, shall serve to enhance and promote the Shopping Center and its occupants.

23.2. Program of Events. For purposes of this Article, “Program of Events” shall mean, without limitation, all shows, displays, signs, marquees, decor, special events, seasonal and holiday events, promotional literature to be distributed within and outside the Shopping Center, advertisements for the Shopping Center, and other activities within the Shopping Center designed to attract customers.

23.3. Administration Costs. The Promotion Fund shall be administered by Landlord and the costs and expenses of such administration shall be charged to the Promotion Fund.

23.4. Annual Payment. Upon establishment of the Promotion Fund, in order to maintain the Promotion Fund, Tenant shall pay to Landlord, in equal monthly installments, in advance, without deduction, set-off, or demand, as Additional Rent, on the first day of each and every calendar month in each Lease Year, commencing on the Rent Commencement Date, and annual payment equal to twenty five cents ($.25) per square foot of the leasable area of the Premises (“Tenant’s Promotion Fund Contribution”).

23.5. Adjustments. At the beginning of each Lease Year, Tenant’s Promotion Fund Contribution shall be adjusted annually pursuant to Section 3.3 hereof; provided, however, in no event shall Tenant’s Promotion Fund Contribution increase in any Lease Year by less than five percent (5%) over Tenant’s Promotion Fund Contribution for the previous Lease Year.

ARTICLE XXIV. SUBORDINATION

24.1. This Lease is subject and subordinate at all times to all ground or underlying leases, all mortgages and/or deeds of trust, all covenants, restrictions, easements, and encumbrances which may now or hereafter affect such leases or the real property of which the Premises form a part, and all future renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination shall be required by any mortgagee or trustee. In confirmation of such subordination, Tenant shall promptly execute and deliver without charge any certificate or document that Landlord may request in a form which recognizes this Lease and is otherwise reasonably acceptable to Tenant within ten (10) days following Landlord’s written request. Tenant hereby constitutes and appoints Landlord as Tenant’s attorney-in-fact to execute any such certificate or certificates for and on behalf of Tenant. Provided, however, that notwithstanding the foregoing, the party secured by any such deed of trust shall have the right to recognize this Lease, and in the event of any foreclosure sale under such deed of trust, this Lease shall continue in full force and effect at the option of the party secured by such deed of trust or the purchaser under any such foreclosure sale, in which event Tenant shall attorn to such party secured by such deed of trust or purchaser as Landlord under this Lease. Upon such attornment such party secured by such deed of trust or purchaser shall not be (a) bound by any payment of rent or additional rent more than one (1) month in advance, (b) bound by any amendment of this Lease made without the consent of the holder of the deed of trust existing as of the date of such amendment, (c) liable for damages for any breach, act or omission of any prior landlord, or (d) subject to any offsets or defenses which Tenant might have against any prior landlord; provided, however, that after succeeding to Landlord’s interest, such party secured by such deed of trust or purchaser shall perform, in accordance with the terms of this Lease, all obligations of Landlord arising after the date of acquisition of title to the Shopping Center. Tenant covenants and agrees that it will, at the written request of the party secured by any such deed of trust, execute, acknowledge and deliver any instrument that has for its purpose and effect the subordination of said deed of trust to the lien of this Lease.

24.2. At the option of any landlord under any ground or underlying lease to which this Lease is now or may hereafter become subject or subordinate, Tenant agrees that neither the cancellation nor termination of such ground or underlying lease shall by operation of law or otherwise, result in cancellation or termination of this Lease or the obligations of Tenant hereunder, and Tenant covenants and agrees to attorn to such Landlord or to any successor to Landlord’s interest in such ground or underlying lease subject to the attornment provisions set forth in Section 24.1 above. In that event, this Lease shall continue as a direct lease between Tenant herein and such landlord or its successor.

24.3. Landlord represents that, as of the Lease Commencement Date, there are no ground leases, mortgages or deeds of trust relating to the Shopping Center. Landlord shall use commercially reasonable efforts to obtain from any future mortgagee or ground lessor a nondisturbance and attornment agreement for Tenant’s benefit. Tenant agrees to pay any reasonable fees, costs or expenses required to be paid by the ground lessor and/or mortgagee for reviewing such request, whether or not granted. Additionally, if Tenant negotiates or attempts to negotiate any changes to the agreement(s) provided by the ground lessor and/or mortgagee. Tenant shall pay all reasonable fees, costs and expenses actually incurred by Landlord (including its attorneys’ fees and any fees that may be imposed by such ground lessor and/or mortgagee) as a result of Tenant’s request to any changes to the agreements proposed by the ground lessor and/or mortgagee. Landlord shall have no liability if any such ground lessor or mortgagee refuses to give Tenant a subordination, non-disturbance and attornment agreement or to negotiate any changes to such ground lessor or mortgagee’s agreement.

ARTICLE XXV. DESTRUCTION

25.1. If the Premises or any other portion of the Shopping Center shall be partially damaged by fire or other casualty insured under Landlord’s insurance policies, then, upon Landlord’s receipt of the insurance proceeds, Landlord shall, except as otherwise provided herein, repair and restore the same (exclusive of Tenant’s trade fixtures, decorations, signs and contents) substantially to the condition immediately prior to such damage or destruction, such repair or restoration shall be limited, however, to the extent of the insurance proceeds received by Landlord. If by reason of such occurrence: (a) the Premises are rendered wholly untenantable; (b) the Premises are damaged in whole or in part as a result of a risk which is not covered by Landlord’s insurance policies; (c) the Premises are damaged in whole or in part at any time during the term or of any renewal term hereof; (d) the Building or all of the buildings which then comprise the Shopping Center is or are damaged (whether or not the Premises are damaged) to an extent of fifty percent (50%) or more of the then replacement value thereof; or (e) any or all of said buildings or the Common Areas of the Shopping Center are damaged (whether or not the Premises are damaged) to such an extent that the Shopping Center cannot, in the sole judgment of Landlord, be operated as an integral unit, then, or in any of such events, Landlord may elect either to repair the damage as aforesaid or to cancel this Lease by written notice of cancellation given to Tenant within one hundred twenty (120) days after the date of such occurrence, and thereupon this Lease shall cease and terminate with the same force and effect as though the date set forth in Landlord’s notice was the date herein fixed for the expiration of the Term hereof, and Tenant shall vacate and surrender the Premises to Landlord. Upon the termination of this Lease as aforesaid, Tenant’s liability for the rents reserved hereunder shall cease as of the effective date of termination of this Lease, subject, however, to the provisions for the prior abatement of rent hereinafter set forth. Unless this Lease is terminated by Landlord as aforesaid, this Lease shall remain in full force and effect, and the parties waive the provisions of any law to the contrary, and Tenant shall repair, restore or replace Tenant’s trade fixtures, decorations, signs and contents in the Premises in a manner and to at least a condition equal to that existing prior to their damage or destruction, and the proceeds of all insurance carried by Tenant on said property shall be held in trust by Tenant for the purposes of such repair, restoration or replacement. If by reason of such fire or other casualty the Premises are rendered wholly untenantable, the Fixed Minimum Rent shall be fully abated, or if only partially damaged, the Fixed Minimum Rent shall be abated proportionately as to that portion of the Premises rendered untenantable, in either event (unless Landlord shall elect to terminate this Lease as aforesaid) until fifteen (15) days after notice by Landlord to Tenant that the Premises have been substantially repaired and restored or until Tenant’s business operations are restored in the entire Premises, whichever shall occur sooner. Tenant shall continue the operation of Tenant’s business in the Premises or any part thereof not so damaged during any such period to the extent reasonably practicable from the standpoint of prudent business management and, except for such abatement of the Fixed Minimum Rent as hereinabove set forth, nothing herein contained shall be construed to abate Tenant’s obligations for the payment of the Fixed Minimum Rent, Percentage Rent or any other additional rent and charges reserved hereunder, except that the computation of such Percentage Rent shall be based upon the revised Fixed Minimum Rent as the same may be abated. If such damage or other casualty shall be caused by the gross negligence of Tenant or of Tenant’s subtenants, concessionaires, licensees, contractors or invitees or their respective agents or employees, there shall be no abatement of rent. Except for the abatement of the Fixed Minimum Rent hereinabove set forth, Tenant shall not be entitled to and hereby waives all claims against Landlord for any compensation or damage for loss of use of the whole or any part of the Premises and/or the Common Areas and/or for any inconvenience or annoyance occasioned by any such damage, destruction, repair or restoration. The provisions of any statute, rule, regulation, ordinance, order or other law which may be in effect at the time of the occurrence of any such damage or destruction, under which a lease is automatically terminated or a tenant is given the right to terminate a lease upon the occurrence of any such damage or destruction, are hereby expressly waived by Tenant.

ARTICLE XXVI. CONDEMNATION

26.1. Total: If the entire Premises or such part thereof as will render the remainder untenantable shall be acquired or taken by eminent domain for any public or quasi-public use or purpose or by private purchase in lieu thereof, then this Lease and the Term hereof shall automatically cease and terminate as of the date of title vesting in such public authority.

26.2. Partial; If any part of the Premises shall be taken by eminent domain and such partial taking shall render that portion not so taken unsuitable for the purposes for which the Premises were leased, then Landlord and Tenant shall each have the right to terminate this Lease by written notice given to the other within thirty (30) days after notice of such taking. If any part of the Premises shall be so taken and this Lease shall not be terminated as aforesaid, then this Lease and all of the terms and provisions hereof shall continue in full force and effect, except that the Fixed Minimum Rent and Tenant’s Proportionate Share of Common Area Costs and Tenant’s Proportionate Share of real estate taxes shall be reduced in the same proportion that the floor area of the Premises taken (including basement and mezzanine space, if any) bears to the original floor area demised, and Landlord shall, upon receipt of the award in condemnation, make all necessary repairs or alterations (exclusive of Tenant’s trade fixtures, decorations, signs and contents) to restore the portion of the Premises remaining to as near its former condition as the circumstances will permit, and to the Shopping Center to the extent necessary to constitute the portion of the Shopping Center not so taken a complete architectural unit; provided, however, that Landlord, in any event, shall not be required to spend for such repair and alteration work an amount in excess of the respective amounts received by Landlord as damages for the taking of such part of the Premises and of the Shopping Center, and Tenant, at Tenant’s expense, shall make all necessary repairs and alterations to Tenant’s trade fixtures, decorations, signs and contents.

26.3. As used herein, the amount received by Landlord shall mean that portion of the award in condemnation received by Landlord from the condemning authority which is free and clear of all prior claims or collections by the holders of mortgages or deeds of trust or other liens and encumbrances.

26.4. If more than twenty percent (20%) of the floor area of the Building or of the Shopping Center shall be taken as aforesaid, Landlord shall have the right, by written notice given to Tenant, to terminate this Lease, such termination to be effective as of the date of title vesting in such authority.

26.5. If this Lease is terminated as provided in this ARTICLE XXVI, all rent shall be paid by Tenant up to the date that title vests in such public authority, and Landlord shall make an equitable refund of any rent paid by Tenant in advance and not yet earned.

26.6. Award: All damages or compensation awarded or paid for any such taking whether for the whole or a part of the Premises or any pan of the Land, buildings and improvements constituting the Shopping Center, shall belong to and be the property of Landlord, Tenant hereby assigning to Landlord all rights with respect thereto, without any participation by Tenant, whether such damages or compensation shall be awarded or paid for diminution in value of the fee or any interest of Landlord in any ground or underlying lease covering the Shopping Center or in the leasehold estate created hereby, and Tenant hereby expressly waives and relinquishes all claims to such award or compensation or any part thereof and of the right to participate in any such condemnation proceedings against the owners of any interest in the Shopping Center. Tenant shall not make any claim against Landlord or the authority for any portion of such award, damages or compensation. Tenant may, if allowed by statute, seek such awards or damages for moving expenses, loss of profits and fixtures and other equipment installed by it which do not, under the terms of this Lease, become the property of Landlord at the termination hereof. Such awards or damages must be made by a condemnation court or other authority and must be separate and distinct from any award to Landlord for the Land and Shopping Center and shall not diminish or otherwise adversely affect Landlord’s award. Each party agrees to execute and deliver to the other all instruments that may be required to effectuate the provisions of this Section of the Lease.

ARTICLE XXVII. BANKRUPTCY

27.1. The following shall be Events of Bankruptcy under this Lease: (a) Tenant, a guarantor or a general partner of Tenant (“General Partner”) becoming insolvent, as that term is defined in Title 11 of the United States Code (the “Bankruptcy Code”), or under the insolvency laws of any state (the “Insolvency Laws”); (b) appointment of a receiver or custodian for any property of Tenant, a guarantor or a General Partner, or the institution of a foreclosure or attachment action upon any property of Tenant, a guarantor or a General Partner; (c) filing of a voluntary petition by Tenant, a guarantor or a General Partner under the provisions of the Bankruptcy Code or Insolvency Laws; (d) filing of an involuntary petition against Tenant, a guarantor or a General Partner as the subject debtor under the Bankruptcy Code or Insolvency Laws, which either (i) is not dismissed within sixty (60) days of filing, or (ii) results in the issuance of an order for relief against the debtor; or (e) Tenant, a guarantor or a General Parmer making or consenting to an assignment for the benefit of creditors or a composition of creditors.

ARTICLE XXVIII. DEFAULT

28.1. Each of the following shall constitute an Event of Default: (a) Tenant’s failure to make any payment of the Fixed Minimum Rent, Percentage Rent, additional rent or any other sum within ten (10) days of written notice from Landlord or Landlord’s attorney of Tenant’s failure to make such payment on such payment’s due date; (b) Tenant’s failure to take possession of the Premises within thirty (30) calendar days after delivery thereof to Tenant; (c) Tenant’s failure to continuously operate its business in the Premises as required by the terms of this Lease; (d) Tenant’s violation or failure to perform or observe any other covenant or condition of this Lease for a period of thirty (30) days following Landlord’s or Landlord’s attorney’s written notice thereof to Tenant; (e) Tenant’s abandonment or vacation of the Premises; (f) an Event of Bankruptcy as specified in Section ARTICLE XXVII with respect to Tenant, any General Partner or any guarantor; (g) Tenant’s dissolution or liquidation; or (h) Tenant’s failure to execute documents required in Section 24.1 or 39.1 herein.

28.2. If there shall be an Event of Default, including an Event of Default prior to the Lease Commencement Date, then Landlord shall have the right, at its sole option and the expiration of any notice and cure periods, to terminate this Lease. In addition, with or without terminating this Lease, Landlord may reenter the Premises, terminate Tenant’s right of possession and take possession of the Premises. The provisions of this Section shall operate as a notice to quit, any other notice to quit or of Landlord’s intention to reenter the Premises being hereby expressly waived. If necessary, Landlord may proceed to recover possession of the Premises under and by virtue of the laws of the jurisdiction where the Shopping Center is located, or by such other proceedings, including reentry and possession, as may be applicable. If Landlord elects to terminate this Lease and/or elects to terminate Tenant’s right of possession, then everything contained in this Lease to be done and performed by Landlord shall cease, without prejudice, however, to Landlord’s right to recover from Tenant all rent and other sums due hereunder through the Lease Expiration Date as defined in Section 2.1. No such reentry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention is given to Tenant signed by Landlord. Whether or not this Lease and/or Tenant’s right of possession is terminated, Landlord may, but shall not be obligated to, relet the Premises or any part thereof, alone or together with other premises, for such rent and upon such terms and conditions (which may include concessions, free rent and alterations of the Premises) as Landlord, in its sole discretion, may determine, but Landlord shall not be liable for, nor shall Tenant’s obligations be diminished by reason of, Landlord’s failure to relet the Premises or collect any rent due upon such reletting. Whether or not this Lease is terminated. Tenant nevertheless shall remain liable for any Fixed Minimum Rent, additional rent or damages which may be due or sustained by reason of such Event of Default, and all costs, fees and expenses (including without limitation reasonable attorneys’ fees, brokerage fees, expenses incurred in placing the Premises in leasable condition and tenant finish necessitated to obtain the new tenant) incurred by Landlord in pursuit of its remedies and in renting the Premises to others from time to time. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. Tenant shall also be liable to Landlord for additional damages, which shall be an amount equal to the Fixed Minimum Rent and additional rent which would have become due during the remainder of the Term, less the amount of rent, if any, which Landlord receives during such period from others to whom the Premises may be rented (other than any additional rent payable as a result of any failure of such other person to perform any of its obligations), which damages shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following Tenant’s Event of Default and continuing until the date on which the Term would have expired but for Tenant’s Event of Default. Separate suits may be brought to collect any such damages for any month(s), and such suits shall not in any manner prejudice Landlord’s right to collect any such damages for any subsequent month(s), or Landlord may defer any such suit until after the Lease Expiration Date, in which event the cause of action shall be deemed not to have accrued until the Lease Expiration Date.

28.3. Tenant waives any right of redemption, re entry or restoration of the operation of this Lease under any present or future law, including any such right which Tenant would otherwise have if Tenant shall be dispossessed for any cause.

28.4. If Tenant fails to perform any covenant or observe any condition to be performed or observed by Tenant hereunder or acts in violation of any covenant or condition hereof or fails to make any payment to any third party, Landlord may, but shall not be required to on behalf of Tenant, perform such covenant and/or take such steps, including entering the Premises, as may be necessary or appropriate, in which case Landlord shall have the right to proceed immediately and all costs and expenses incurred by Landlord in so doing, including reasonable legal fees, shall be paid by Tenant to Landlord upon demand, plus interest thereon at the rate per annum equal to the greater of (a) eighteen percent (18%) per annum; provided, however, that such rate is not usurious or (b) the highest non-usurious rate permitted under the laws of the jurisdiction where the Shopping Center is located, from the date of expenditure(s) by Landlord, as additional rent. Landlord’s proceeding under the rights reserved to Landlord under this Section shall not in any way prejudice or waive any rights Landlord might otherwise have against Tenant by reason of Tenant’s Event of Default.

28.5. Landlord’s rights and remedies set forth in this Lease are cumulative and in addition to Landlord’s other rights and remedies at law or in equity, including those available as a result of any anticipatory breach of this Lease. Landlord’s exercise of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy. Landlord’s delay or failure to exercise or enforce any of Landlord’s rights or remedies or Tenant’s obligations shall not constitute a waiver of any such rights, remedies or obligations.

28.6. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installments of rent or other charges herein stipulated shall be deemed to be a payment in full of the stipulated rent nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy in this

Lease provided. Landlord shall have the right to apply Tenant’s payments to any balance or arrearage Tenant has outstanding. Landlord’s reentry and acceptance of keys shall not be considered an acceptance of a surrender of this Lease.

ARTICLE XXIX. WAIVER OF JURY TRIAL

29.1. LANDLORD, TENANT, AND ALL GUARANTORS AND GENERAL PARTNERS OF TENANT AGREE TO AND THEY HEREBY DO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THE PARTIES HERETO AGAINST THE OTHERS ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF SAID PREMISES, ANY CLAIM OF INJURY OR DAMAGE, AND/OR ANY STATUTORY REMEDY.

29.2. Tenant consents to service of process and any pleading relating to any such action at the Premises; provided, however, that nothing herein shall be construed as requiring such service at the Premises. Landlord, Tenant, all guarantors and all General Partners of Tenant waive any objection to the venue of any action filed in any court situated in the jurisdiction where the Shopping Center is located and waive any right under the doctrine of forum non conveniens or otherwise, to transfer any such action filed in any such court to any other court.

ARTICLE XXX. LEGAL FEES

30.1. If, as a result of any breach or Event of Default in the performance of any of the provisions of this Lease (whether or not such Event of Default is later cured), Landlord or Tenant uses the services of an attorney in order to secure compliance with such provisions or recover damages therefor, or to terminate this Lease or evict Tenant, or if Landlord or Tenant is required to defend itself or the terms of this Lease and Landlord or Tenant uses the services of an attorney, then Tenant or Landlord shall reimburse the prevailing party upon demand for any and all attorneys’ fees and expenses so incurred by the prevailing party with such amounts being additional rent in the event Landlord is the prevailing party.

ARTICLE XXXI. LANDLORD’S LIEN

31.1. Tenant grants to Landlord a lien upon and a security interest in, as security for the performance of Tenant’s obligations, Tenant’s existing or hereafter acquired personal property, furniture, fixtures, and equipment which are located in the Premises or used in connection with the business to be conducted in the Premises (collectively “Personal Property”). Such lien shall be in addition to all rights of distraint available under applicable law. Within fifteen (15) days after Landlord’s request, Tenant shall execute, acknowledge and deliver to Landlord a financing statement and any other document submitted to Tenant evidencing or establishing such lien and security interest. During any period Tenant is in Event of Default under this Lease, Tenant shall not sell, transfer or remove from the Premises such Personal Property. Landlord may, at any time after Event of Default in the payment of rent or Event of Default of other obligations, seize and take possession of any and all Personal Property belonging to Tenant which may be found in and upon the Premises. If Tenant fails to redeem the Personal Property so seized, by payment of whatever sum may be due Landlord under and by virtue of the provisions of this Lease, then and in that event, Landlord shall have the right, after twenty (20) days’ written notice to Tenant of its intention to do so, to sell such Personal Property so seized at public or private sale and upon such terms and conditions as to Landlord may appear advantageous, and after the payment of charges incident to such sale, including storage charges, if any, apply the proceeds thereof to the payment of any balance due to Landlord on account of rent or other obligations of Tenant pursuant to this Lease. In the event there shall then remain in the hands of Landlord any balance realized from the sale of said Personal Property as aforesaid, the same shall be paid over to Tenant. The exercise of the foregoing remedy by Landlord shall not relieve or discharge Tenant from any deficiency owed to Landlord that Landlord has the right to enforce pursuant to any other provisions of this Lease.

ARTICLE XXXII. ACCESS TO PREMISES

32.1. Landlord, its employees and representatives shall have the right at any time during the Term, with forty-eight (48) hours prior written notice except in an emergency (when no notice shall be required), to enter into and upon any and all parts of the Premises, with the exception of the bank vault, during business hours (or, in an emergency, at any hour) (a) to view, inspect, secure and clean the Premises, (b) for the purpose of making repairs, maintenance, or construction to the Premises or any other portion of the Shopping Center, and/or to introduce, replace, repair, alter or make new or change existing connections from any fixture, pipes, wires, ducts, conduits, or other construction therein, (c) to remove, without being held responsible therefor, placards, signs, lettering, window or door coverings and the like not expressly consented to or (d) to show the Premises to prospective tenants, purchasers or lenders; and Tenant shall not be entitled to any abatement or reduction of rent by reason thereof, nor shall such be deemed to be an actual or constructive eviction. Landlord shall have the right to use a portion of the Premises for all necessary pipes and wires leading to and from the portions of the Building and/or other parts of the Shopping Center. Landlord may, within one hundred and twenty (120) days preceding the expiration of the Term, enter the Premises to place and maintain notices for letting, free from hindrance or control of Tenant. If Tenant shall vacate the Premises during the last month of the Term, Landlord shall have the unrestricted right to enter the Premises after Tenant’s moving to commence preparations for the succeeding tenant or for any other purpose whatever, without affecting Tenant’s obligation to pay rent for the full Term.

ARTICLE XXXIII. EXCAVATION

33.1. If any excavation shall be made upon land adjacent to the Premises, and it is not deemed an emergency, Tenant shall permit access to the party authorized to cause such excavation to be made to enter upon the Premises, with forty-eight (48) hours prior written notice, for the purpose of doing such work as such party may deem necessary to preserve the wall of the Building or other areas of the Shopping Center from damage and to support the same by proper foundations and shoring, and Tenant hereby waives all claims for inconvenience, disturbance, loss of business or other damages against Landlord therefor and without in any manner affecting Tenant’s obligations under this Lease, nor shall the same constitute any ground for an abatement of any rent hereunder. Notice will include but not be limited to a description of the work to be performed, the length of time the work will require, the hours the work will be performed, the area of the Premises to be accessed, the name of the company performing the work and a list of names of those personnel that require access.

ARTICLE XXXIV. QUIET ENJOYMENT

34.1. If Tenant pays all the rent herein reserved and performs and observes all of the other terms, covenants and conditions of this Lease on Tenant’s part to be performed and observed hereunder, Tenant shall, during the Term, peaceably and quietly have, hold and enjoy the Premises without molestation or hindrance by Landlord or any party claiming through or under Landlord, subject to the provisions of this Lease.

ARTICLE XXXV. SURRENDER OF PREMISES

35.1. Upon the expiration or sooner termination of the Term of this Lease, Tenant agrees to quit and surrender the Premises, broom-clean, in good condition and repair, reasonable wear and tear and casualty excepted, together with all keys and combinations to locks, and all improvements, alterations, at any time made or installed in, upon or to the interior or exterior of the Premises, except Personal Property and other unattached movable trade fixtures put in at Tenant’s expense, including propriety banking trade fixtures such as bank vault(s) and safe deposit boxes, shall thereupon become the property of Landlord without any claim by Tenant therefore but the surrender of such property to Landlord shall not be deemed to be a payment of rent or in lieu of any rent reserved hereunder. Before surrendering the Premises, Tenant shall remove all of Tenant’s Personal Property and unattached movable trade fixtures, including propriety banking trade fixtures such as bank vault(s) and safe deposit boxes, and, at Landlord’s option, Tenant shall also remove any ATM location in the Premises or the Shopping Center installed by or on behalf of Tenant at any time installed by Tenant in, upon or to the interior or exterior of the Premises; and Tenant further agrees to repair any damage caused thereby. If Tenant shall fail to remove any of Tenant’s Personal Property and trade fixtures, such property shall, at the option of Landlord, be deemed abandoned and become the exclusive property of Landlord or Landlord shall have the right to remove and store said property, at the expense of Tenant, without further notice to or demand upon Tenant, and hold Tenant responsible for any and all charges and expenses incurred by Landlord therefore. If the Premises is not surrendered as and when aforesaid, Tenant shall indemnify Landlord against all loss or liability resulting from the delay by Tenant in so surrendering the same, including without limitation any claims made by any succeeding occupant founded on such delay. Tenant’s obligations under this Section shall survive the expiration or sooner termination of the Term of this Lease.

ARTICLE XXXVI. HOLDING OVER

36.1. This Lease shall terminate on the Lease Expiration Date pursuant to the terms of this Lease without the necessity of notice from either Landlord or Tenant. Any holding over by Tenant after the Lease Expiration Date without Landlord’s prior written consent as provided in Section 36.2 shall be an unlawful detainer and Tenant shall be subject to immediate eviction. During such hold over, all the terms and conditions set forth in this Lease shall apply, except that Tenant shall pay to Landlord Fixed Minimum Rent equal to one hundred and fifty (150%) percent of Fixed Minimum Rent in effect during the last month of the Term (“Hold Over Fee”). In addition to paying to Landlord the Hold Over Fee, if Tenant fails to surrender and vacate the Premises on the Lease Expiration Date, Tenant shall indemnify and hold Landlord harmless from and against any and all loss, liability, damages and expenses (including without limitation, attorneys’ fees, the costs of investigation and settlement of any claims) sustained or incurred by Landlord on account of or resulting from such failure, including, without limitation, claims made by any succeeding tenant of all or any part of the Premises or the loss by Landlord of the rent from any succeeding tenant of all or any part of the Premises Landlord may simultaneously collect the Hold Over Fee and pursue any and all remedies against Tenant to regain possession of the Premises and without prejudice to Landlord’s right to recover possession of the Premises, and Tenant’s payment of the Holdover Fee shall not be deemed to permit Tenant to retain possession of the Premises after the Lease Expiration Date or other termination of the Lease.

36.2. If, with the written consent of Landlord, Tenant or any party claiming by, through or under Tenant remains in possession of the Premises, or any pan thereof, after the Lease Expiration Date, Landlord shall treat such holding over by Tenant as the creation of a month-to-month tenancy, subject to all the terms, covenants and conditions set forth in this Lease insofar as the same are applicable to a month-to-month tenancy, except that Tenant shall pay a Fixed Minimum Rent equal to one hundred and fifty (150%) percent of the Fixed Minimum Rent in effect during the last month of the Term. Tenant shall give to Landlord at least thirty (30) days prior written notice from the first day of the month of any intention to quit said Premises, and Tenant shall be entitled to the same thirty (30) days prior written notice to quit said Premises, except in the event of non-payment of rent in advance or of any breach of any other covenant by Tenant, in which event Tenant shall not be entitled to any notice to quit, the usual thirty (30) days notice to quit being hereby expressly waived.

ARTICLE XXXVII. NO WAIVER

37.1. The failure of Landlord to insist upon the strict performance of any provisions of this Lease or the failure of Landlord to exercise any right, option or remedy hereby reserved shall not be construed as a waiver for the future of any such provision, right, option or remedy or as a waiver of a subsequent breach thereof. The consent or approval by landlord of any act by Tenant requiring Landlord’s consent or approval shall not be construed to waive or render unnecessary the requirement of Landlord’s consent or approval of any subsequent similar act by Tenant. The receipt by landlord of rent with knowledge of a breach of any provision of this Lease shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived unless such waiver shall be in writing signed by Landlord. No waiver of Landlord in favor of any other tenant or occupant of the Shopping Center shall constitute a waiver in favor of Tenant herein.

ARTICLE XXXVIII. BROKER

38.1. Landlord recognizes Public Properties, LLC (“Broker”) as the sole Broker procuring this Lease and shall pay said Broker a commission therefor pursuant to a separate agreement between said Broker and Landlord. Landlord and Tenant each represent and warrant to one another that except as set forth herein neither of them has employed any broker, agent or finder in carrying on the negotiations relating to this Lease. Landlord shall indemnify and hold Tenant harmless, and Tenant shall indemnify and hold landlord harmless, from and against any claim or claims for brokerage or other commissions arising from or out of any breach of the foregoing representation and warranty by the respective indemnitors.

ARTICLE XXXIX. ESTOPPEL CERTIFICATE

39.1. Tenant shall, from time to time, within ten (10) days after Landlord shall have requested the same of Tenant, execute, acknowledge and deliver to Landlord a written instrument in recordable form and otherwise in such form as required by Landlord (a) certifying that this Lease is in full force and effect and has not been modified, supplemented or amended in any way (or, if there have been modifications, supplements or amendments thereto, that it is in full force and effect as modified, supplemented or amended and stating such modifications, supplements and amendments); (b) stating the rent payable and dates to which the rent and other charges hereunder have been paid by Tenant; (c) stating whether or not to the best knowledge of Tenant, landlord is in Event of Default in the performance of any covenant, agreement or condition contained in this Lease, and if so, specifying each such default of which Tenant may have knowledge; (d) stating the Lease Commencement Date and Lease Expiration Date, including any optional renewals; and (e) stating any other fact or certifying any other condition reasonably requested by Landlord or requested by any mortgagee or prospective mortgagee or purchaser of the Shopping Center or of any interest therein. In the event that Tenant shall fail to return a fully executed copy of such certificate to Landlord within the foregoing ten (10) day period, then Tenant shall be deemed to have approved and confirmed all of the terms, certifications and representations contained in such certificate, and Tenant irrevocably authorizes and appoints Landlord as its attorney-in-fact to execute such certificate on behalf of Tenant. Any such statement delivered pursuant hereto may be relied upon by any owner of the Shopping Center, any mortgagee or prospective mortgagee or purchaser of the Shopping Center or any interest therein or any prospective assignee of any mortgagee.

ARTICLE XL. RULES & REGULATIONS
40.1. Tenant agrees that:
(a) All deliveries or shipments of any kind to and from the Premises, including loading and unloading of goods with the exception of periodic deliveries and pick-up by authorized armored cargo vehicles, shall be made only by way of the rear of the Premises or at any other location designated by Landlord, and only at such times designated for such purpose by Landlord; trailers and/or trucks servicing the Premises shall remain parked in the Shopping Center only during those periods necessary to service Tenant’s operations, but in no event shall such trailers or trucks remain parked in the Shopping Center overnight or beyond the closing hour of the Shopping Center;

(b) No radio, television, phonograph or other similar devices or aerial attached thereto shall be installed outside of the Premises without first obtaining in each instance Landlord’s written consent, which shall not be unreasonable withheld, conditioned or delayed, and if such consent be given, no such device shall be used in a manner so as to be heard or seen outside the Premises and Tenant shall install such device inside the Premises (including any space on the exterior of the Building, such as a balcony, patio, yard or garden area that is leased exclusively to Tenant with Tenant’s exclusive use and control, and which is not a common area or restricted access area), subject to the terms of a separate agreement to be entered into between Landlord and Tenant containing Landlord’s rules and regulations regarding antennae;

(c) Tenant shall keep the areas immediately adjoining the Premises and at the rear of the Premises clean and free from dirt and rubbish, and Tenant shall not place, suffer or permit any obstructions or merchandise in such areas;

(d) Tenant shall not use the Common Areas for business or promotional purposes;

(e) Tenant and Tenant’s employees shall park their cars only in those portions of the parking areas, if any, designated for that purpose by Landlord; such parking areas may, at Landlord’s discretion, be adjacent to the Shopping Center property or separated therefrom by intervening streets;

(f) The plumbing facilities within or serving the Premises shall not be used for any purposes other than those for which they were constructed, and no foreign substances of any kind shall be thrown therein;

(g) Tenant shall not place, suffer or permit displays or decorations on the sidewalk in front of or at the rear of the Premises in, on or upon any of the parking or other Common Areas;

(h) Tenant shall keep the Premises at all times at a temperature sufficiently high to prevent the freezing of water in pipes and fixtures;

(i) Tenant shall not use, permit or suffer the use of any portion of the Premises as living, sleeping or lodging quarters;

(j) No load will be placed on any floor of the Premises which exceed the floor load, per square foot area, which such floor area was designed to carry;

(k) All mechanical equipment and machinery will be kept free of noise and vibrations which may be transmitted to any part of the walls of the Building or beyond the confines of the Premises;

(l) No odors or vapors will be permitted or caused to emanate from the Premises;

(m) Landlord may amend or add new rules and regulations for the reasonable use and care of the Shopping Center. Notice of such amendments or new rules and regulations will be given to Tenant.

(n) Tenant shall not construct, maintain, use or operate within the Premises any electrical device, wiring or apparatus in connection with a loud speaker system or other sound system without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed and Tenant shall not construct, maintain, use or operate any such loud speaker or sound system outside of the Premises.

(o) Tenant shall not place additional locks or bolts of any kind on any of the doors or windows, and shall not make any change in any existing lock or locking mechanism therein, without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

(p) Tenant shall comply with all rules or regulations from time to time established by Landlord for the operation and maintenance of the Shopping Center.

ARTICLE XLI. LIMITATION OF LIABILITY OF LANDLORD

41.1. Anything contained in this Lease to the contrary notwithstanding, Tenant agrees that Tenant shall look solely to Landlord’s equity in the Shopping Center for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any Event of Default or breach by Landlord with respect to any of the terms and provisions of this Lease to be kept, observed and performed by Landlord subject, however, to the prior rights of any ground or underlying landlords or any mortgagee of all or any part of the Shopping Center, and no other assets of Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant’s claim. Pursuant to Article 3 of the Declaration of Trust of Washington Real Estate Investment Trust dated November 18, 1960, as amended, nothing in this Lease shall be construed in any event whatsoever to impose any personal liability upon the trustees, officers or the shareholders of the Washington Real Estate Investment Trust, as the Landlord herein, in contract, tort, or otherwise.

ARTICLE XLII. NOTICES

42.1. All notices required hereunder by either party to the other shall be sent by recognized overnight courier with receipt therefor (such as Federal Express) or by certified mail. Notices to Landlord shall be sent to Washington Real Estate Investment Trust (“WRIT”), 6110 Executive Boulevard, Suite 800, Rockville, Maryland 20852, Attention: Asset Manager. Notices to Tenant shall be sent to the Premises or: 1321 Liberty Road, Sykesville, MD 20784. Tenant hereby elects domicile at the Premises for the purpose of service of all notices, writs of summons, or other legal documents, or process, in any suit, action, or proceeding, which Landlord may undertake under this Lease.

ARTICLE XLIII. FINANCIAL STATEMENTS

43.1. Tenant agrees to provide to Landlord within fourteen (14) days of Landlord’s request, the most recent audited (or certified to be true and correct by the President and Chief Financial Officer) annual financial statements of Tenant, including balance sheets, income statements, and financial notes as well as (1) the names of all Tenant’s shareholders and their ownership interests at the time thereof, provided Tenant’s shares are not publicly traded; (2) the state in which Tenant is incorporated; (3) the location of Tenant’s principal place of business; (4) information regarding a material change in the corporate structure of Tenant, including without limitation, a merger or consolidation; and (5) any other information regarding Tenant’s ownership interests that Landlord reasonably requests (“Statements”). Tenant consents that Landlord may release the Statements to Landlord’s trustees, officers, employees, subsidiaries, affiliates, lenders, advisors, joint venture partners, or potential purchasers of the property for the purposes of evaluating Tenant’s financial condition with respect to performance under the Lease or to any third party pursuant to any order of any governmental agency or court. Landlord agrees to keep the Statements confidential and not to release the Statements to third parties except as set forth herein.

ARTICLE XLIV. RADIUS RESTRICTION

44.1. Intentionally deleted.

ARTICLE XLV. MEDICAL WASTE

45.1. Medical Waste. For purposes of this Lease, “Medical Waste” shall include any and all waste commonly produced by medical and surgical care facilities, including, but not limited to, blood and blood products, body parts and tissue, laboratory wastes, discarded cultures, specimens, waste products, vaccines and associated items, and used hypodermic needles, syringes, scalpel blades and similar equipment or devices and all other medical wastes listed at 42 U.S.C § 6992 (1988) and any regulations promulgated thereunder as the same may be amended from time to time (the “Medical Waste Laws”). Tenant shall be solely responsible for disposing of all Medical Waste so as to protect waste handlers and the public from exposure and such disposal shall comply with the requirements set forth in the Medical Waste Laws. Tenant’s disposal of Medical Waste and removal thereof from the Premises and the Shopping Center shall be provided by Tenant’s contractors, at Tenant’s sole cost and expense. Under no condition shall Tenant store Medical Waste outside the Premises or deposit any Medical Waste in trash receptacles serviced by the Shopping Center’s trash service provided by Landlord (if any) or in the dumpster servicing the Shopping Center or in or on any other part of the Shopping Center. Tenant shall store such items, whether for pick up, delivery or disposal, in the Premises. Tenant shall, at Tenant’s sole cost and expense, comply with the requirements of any Federal or (state) law, regulation, rule, order or directive, now or hereafter in effect which regulates the disposal of Medical Waste, whether or not such obligation is thereby imposed upon Tenant or Landlord.

ARTICLE XLVI. RENEWAL OPTION

46.1. Provided this Lease shall be in full force and effect, Tenant has not assigned or subleased a portion or all of the Premises, an Event of Default does not exist at the time of Tenant’s exercise of the option or at the commencement of the option term, Tenant shall have one (1) five (5) year option to renew this Lease. Tenant shall provide to Landlord on a date prior to the date the option period would commence (if exercised) by at least one hundred eighty (180) days, but by not more than two hundred ten (210) days, a written notice of the exercise of the option to extend this Lease for the additional option term, time being of the essence. Such notice shall be given in accordance with ARTICLE XLII of the Lease. If notification of the exercise of this option is not timely given and received, all options granted hereunder shall automatically expire. Fixed Minimum Rent applicable to the Premises for the option term shall be equal to one hundred percent (100%) of the fair market rental which shall not be less than the then escalated rent (“Market Rental”).

46.2. If the Tenant exercises the option, Landlord shall determine the Market Rental by using its good faith judgment. Landlord shall provide Tenant with written notice of such amount on the later of: (i) one hundred eighty (180) days prior to the date the option period would commence; or (ii) within fifteen (15) days after Tenant exercises its option. Tenant shall have fifteen (15) days (“Tenant’s Review Period”)

after receipt of Landlord’s notice of the new Fixed Minimum Rent within which to accept such rental. In the event Tenant fails to accept in writing such rental proposal by Landlord, then such proposal shall be deemed rejected and Landlord and Tenant shall attempt to agree upon such Market Rental, using their best good faith efforts. If Landlord and Tenant fail to reach agreement within fifteen (15) days following Tenant’s Review Period (“Outside Agreement Date”) then the parties shall each within ten (10) days following the Outside Agreement Date appoint a real estate broker who shall be licensed in Maryland and who specializes in the field of commercial leasing in the Westminster, Maryland submarket, has at least ten (10) years of experience and is recognized within the field as being reputable and ethical. If one party does not timely appoint a broker, then the broker appointed by the other party shall promptly appoint for such party. Such two individuals shall each determine within ten (10) days after their appointment such Market Rental and the option term shall commence as stated herein and the Fixed Minimum Rent shall be the Market Rental as determined by the individuals. If such individuals do not agree on Market Rental, then the two individuals shall, within five (5) days, render separate written reports of their determinations and together appoint a third similarly qualified individual having the qualifications described above. If the two brokers are unable to agree upon a third broker, the third broker shall be appointed by the President of the Greater Washington Commercial Association of Realtors. In the event the Greater Washington Commercial Association of Realtors is no longer in existence, the third broker shall be appointed by a judge of the Circuit Court of Maryland. The third individual shall within ten (10) days after his or her appointment make a determination of such Market Rental. The Market Rental shall equal the average (mean) of the two closest determinations and the option term shall commence as stated herein and the Fixed Minimum Rent shall be the Market Rental as determined by the individuals. Such determination of Market Rental shall be final and binding upon the parties, and may be enforced in any court of competent jurisdiction. Any determination of Market Rental shall take into consideration all rental abatements, construction allowances and other concessions then commonly being granted to tenants renewing leases in the Shopping Center and other similar buildings in the same submarket as the Shopping Center. Landlord and Tenant shall each bear the cost of its broker and shall share equally the cost of the third broker. Upon determination of the new Fixed Minimum Rent payable pursuant to this Article, the parties shall within ten (10) days execute an amendment to this Lease stating the rent so determined.

ARTICLE XLVII. MISCELLANEOUS

47.1. No Representations. Tenant acknowledges neither Landlord nor any broker, agent or employee of Landlord has made any representations or promises with respect to the Premises or the Shopping Center except as herein expressly set forth, and no rights, privileges, easements or licenses are being acquired by Tenant except as herein expressly set forth.

47.2. Site Plan. No reference to any tenant on the Site Plan shall be deemed a representation or warranty such tenant is or will continue to be an occupant in the Shopping Center.

47.3. No Partnership. Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between the parties hereto other than landlord and tenant.

47.4. Authority. Landlord and Tenant covenant each for itself, each has full right, power and authority to enter into this Lease upon the terms and conditions herein set forth. If Tenant signs as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant Tenant is a duly authorized and existing corporation, qualified to do business in the state where the Shopping Center is located, the corporation has full right and authority to enter into this Lease, and each and both persons signing on behalf of the corporation were authorized to do so; and the name and address of Tenant’s resident agent in the jurisdiction where the Shopping Center is located is                                         . Tenant shall advise Landlord in writing if the name and address of its resident agent is changed during the Term hereof.

47.5. OFAC Certification. Tenant certifies it is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule, or regulation enforced or administered by the Office of Foreign Assets Control; and it is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity, or nation. Tenant agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including attorney’s fees and costs) arising from or related to any breach of the foregoing certification.

47.6. Force Majeure. If Landlord is in any way delayed or prevented from performing any of its obligations under this Lease due to fire, act of God, governmental act or failure to act, strike, labor dispute, inability to procure materials or any other cause beyond Landlord’s reasonable control (whether similar or dissimilar to the foregoing events), then the time for performance of such obligation shall be excused for the period of such delay or prevention.

47.7. Additional Rent. All other costs and expenses which Tenant assumes or agrees to pay to Landlord pursuant to this Lease shall be deemed to be “additional rent” and, in the event of nonpayment thereof, Landlord shall have all the rights and remedies provided for in the case of nonpayment of rent, including assessment of interest and late fees.

47.8. No Recording. This Lease shall not be recorded in any office legally established for the purpose of giving public notice of real estate records and any attempt to do so may be treated by Landlord as an Event of Default under this Lease. In the event Tenant does record this Lease or any memorandum thereof, Tenant, by such act irrevocably constitutes and appoints Landlord as its special attorney-in-fact to execute any and all documents required to remove the Lease or any memorandum thereof from the public records.

47.9. Governing Law. This Lease is governed under the laws of the jurisdiction where the Shopping Center is located.

47.10. Captions. Section headings are used for convenience and shall not be considered when construing this Lease.

47.11. Severability. If any term or provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforceable to the fullest extent permitted by law.

47.12. Tenant Liability. If two or more individuals, corporations, partnerships or other persons (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other persons to pay the rent and perform all other obligations hereunder shall be deemed to be joint and several.

47.13. Time is of the Essence. Time is of the essence with respect to each and every provision of this Lease.

47.14. Entire Agreement. This Lease contains the entire agreement of the parties in regard to the Premises and this Lease and no representations, inducements or agreements, oral or otherwise, between the parties not contained in this Lease shall be of any force or effect. This Lease may not be amended, modified or changed in whole or in part in any manner other than by an agreement in writing duly signed by both parties hereto.

47.15. Benefit and Burden. The provisions of this Lease shall be binding upon, and shall inure to the benefit of. the parties hereto and each of their respective heirs, executors, administrators, successors, and assigns. Landlord may freely assign its interest hereunder.

47.16. Landlord’s Right to Relocate Tenant. Intentionally Deleted.

47.17. Gender and Number. Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places herein in which the context may require such substitution or substitutions. Landlord herein for convenience has been referred to in the neuter form.

47.18. Survival. Tenant’s liabilities existing as of the expiration or earlier termination of the Term shall survive such expiration or earlier termination.

47.19. Submission of Lease. The submission of this Lease for examination does not constitute a reservation of or an option for lease, and the same shall not be effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

47.20. Interpretation. Should any provision of this Lease require judicial interpretation, it is agreed the court interpreting or considering same shall not apply the presumption that the terms hereof shall be more strictly construed against a party by reason of the rule or conclusion that a document should be construed more strictly against the party who itself or through its agent prepared the same, it being agreed that all parties hereto have participated in the preparation of this Lease and that legal counsel was consulted by each party hereto (or opportunity for such legal consultation afforded to each party) before the execution of this Lease.

REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

SIGNATURE BLOCKS CONTAINED ON THE FOLLOWING PAGE

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed under seal by a duly authorized officer, intending to be legally bound hereby, as of the day and year first above written. The covenants of Tenant are joint and several obligations of each party signing as Tenant, and, when the parties signing as Tenant are partners, shall be the obligations of the firm and of the individual members thereof.

Witness/Attest:	TENANT: SYKESVILLE FEDERAL SAVINGS ASSOCIATION

04/05/10	By:	(Seal)
Michael Gallina		(Signature Here)
Controller	Name:	Russell J. Grimes
	Title:	President /C.E.O
Federal Tax Identification
	Number:	52-0504310

Witness/Attest:	LANDLORD: WASHINGTON REAL ESTATE INVESTMENT TRUST

	By:	(Seal)
Steven J. Krupinski		(Signature Here)
Director, Retail Leasing and Investment	Name:	George F. McKenzie
	Title:	President & Chief Executive Officer

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed under seal by a duly authorized officer, intending to be legally bound hereby, as of the day and year first above written. The covenants of Tenant are joint and several obligations of each party signing as Tenant, and, when the parties signing as Tenant are partners, shall be the obligations of the firm and of the individual members thereof.

Witness/Attest:	TENANT: SYKESVILLE FEDERAL SAVINGS ASSOCIATION

	By:	(Seal)
(Signature Here)
	Name:	Russell J. Grimes
	Title:	President /CEO
Federal Tax Identification
	Number:	52-0504310

Witness/Attest:	LANDLORD: WASHINGTON REAL ESTATE INVESTMENT TRUST

	By:	(Seal)
(Signature Here)
Steven J. Krupinski	Name:	George F. McKenzie
Director, Retail Leasing and Investment	Title:	President & Chief Executive Officer

WESTMINSTER SHOPPING CENTER

CARROLL COUNTY, MARYLAND

WASHINGTON (REIT)
STEVE KRUPINSKI
301-255-0846
6110 EXECUTIVE BLVD. - SUITE 690
ROCKVILLE , MD 20852

CARROLL COUNTY, MD
SITE
WESTMINSTER, MD
PLAN NORTH

MONROE STREET
ENGLAR ROAD
MARYLAND ROUTE 140
FOOD LION SUPERMARKET 0001
DAVIDSON'S BEAUTY SUPPLY
H&R BLOCK
NAMCO POOL AND PATIO
0019
AVAIL
0012 TANNING
0010 TANNING
0009 UPS
0008 ITALIAN RESTAURANT
RITE AID 0007
DOLLAR TREE 0006
JAPANESE STEAKHOUSE 0003
JO ANN'S FABRICS 0002
CURRENTLY LEASED BY MATTRESS STORE
RITE AID
BASEMENT
001A
MATTRESS DISCOUNTER
17,916 SF 31+32
TRAFFIC SIGNAL
APPROX. SCALE
INITIAL

TENANT ROSTER

01	FOOD LION	37714
02	JO ANN'S FABRICS	14000
03	JAPANESE STEAKHOUSE	7434
06	DOLLAR TREE	15,000
07	RITE AID	9856
08	ITALIAN RESTAURANT	3200
09	UPS	1800
10	TANNING	996
12	TANNING	1870
13	CARTRIDGE WORLD	845
14	AVAILABLE	520
15	NATIONWIDE INSURANCE	420
16	AVAILABLE	420
17	AVAILABLE	700
18	BARBER	525
19	NAMCO POOL AND PATIO	22025
20	DAVIDSON'S BEAUTY	3000
21	H&R BLOCK	3250
27	NAIL SALON	1400
25	CITI FINANCIAL	1400
29	SYKESVILLE FEDEREAL	1573
31	AVAILABLE	17,916
32	AVAILABLE	
4	CHICK-FIL-A PAD	4260
1A	MATTRESS DISCOUNTER	13291
1B	BASEMENT	7723
7A	BASEMENT	6409

EXHIBIT B

“AS IS”

EXHIBIT C

MEMORANDUM OF LEASE COMMENCEMENT DATE

Pursuant to that certain Lease, (hereinafter, the “Lease”) entered into between                                         , as Landlord, (“Landlord”) and                                         , as Tenant (“Tenant”), dated                     , 2010 related to certain space (defined in the Lease as the “Premises”) in that certain Shopping Center located at                                         , Landlord and Tenant hereby agree that for all purposes under the Lease, the Lease Commencement Date is                     , 2010 and the Rent Commencement Date and Lease Expiration Date shall be as defined in the Lease.

IN WITNESS THEREOF, Landlord and Tenant have executed this MEMORANDUM OF LEASE COMMENCEMENT DATE this      day of             , 2010.

Witness/Attest:	TENANT: SYKESVLLLE FEDERAL SAVINGS ASSOCIATION

	By:	(Seal)
(Signature Here)
Name:
Title:
SS#
Federal ID #:

Witness/Attest:	LANDLORD: WASHINGTON REAL ESTATE INVESTMENT TRUST

	By:	(Seal)
(Signature Here)
Name: George F. McKenzie
Tile: President & Chief Executive Officer

TO BE SIGNED UPON POSSESSION

NOT TO BE EXECUTED UPON LEASE EXECUTION

1